EXECUTION COPY




                         PHARMACEUTICAL RESOURCES, INC.,


                                    AS ISSUER


                            ------------------------



                    AMERICAN STOCK TRANSFER & TRUST COMPANY,

                                   AS TRUSTEE

                            -------------------------



                   $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF

              2.875% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2010


                             -----------------------



                                    INDENTURE

                         DATED AS OF SEPTEMBER 30, 2003

                              ---------------------

                                     TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE........................   1

      Section 1.1. Definitions..............................................   1
      Section 1.2. Incorporation by Reference of Trust Indenture Act........  12
      Section 1.3. Rules of Construction....................................  12
      Section 1.4. Acts of Holders..........................................  13

ARTICLE II THE SECURITIES...................................................  14

      Section 2.1. Form and Dating..........................................  14
      Section 2.2. Execution and Authentication.............................  15
      Section 2.3. Registrar, Paying Agent and Conversion Agent.............  16
      Section 2.4. Paying Agent to Hold Cash and Securities in Trust........  17
      Section 2.5. Securityholder Lists.....................................  17
      Section 2.6. Transfer and Exchange....................................  17
      Section 2.7. Replacement Securities...................................  18
      Section 2.8. Outstanding Securities; Determinations of Holders' Action  19
      Section 2.9. Temporary Securities.....................................  20
      Section 2.10.Cancellation.............................................  20
      Section 2.11.Persons Deemed Owners....................................  20
      Section 2.12.Additional Transfer and Exchange Requirements............  21
      Section 2.13.CUSIP Numbers............................................  25

ARTICLE III NO REDEMPTION OF SECURITIES.....................................  26

      Section 3.1. No Rights of Redemption..................................  26

ARTICLE IV REPURCHASE AT THE OPTION OF HOLDERS UPON A
           FUNDAMENTAL CHANGE ..............................................  26

      Section 4.1. Fundamental Change Repurchase Right......................  26
      Section 4.2. Effect of Fundamental Change Repurchase Notice...........  28
      Section 4.3. Deposit of Fundamental Change Repurchase Price...........  29
      Section 4.4. Securities Repurchased in Part...........................  29
      Section 4.5. Covenant to Comply With Securities Laws Upon Repurchase
                    of Securities ..........................................  30
      Section 4.6. Repayment to the Company.................................  30

ARTICLE V SUBORDINATION.....................................................  30

      Section 5.1. Agreement to Subordinate.................................  30
      Section 5.2. Liquidation, Dissolution, Bankruptcy.....................  31

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                                                                            PAGE

      Section 5.3. Default on Senior Debt and/or Designated Senior Debt.....  31
      Section 5.4. Acceleration of Securities...............................  32
      Section 5.5. When Distribution Must Be Paid Over......................  32
      Section 5.6. Notice by Company........................................  33
      Section 5.7. Subrogation..............................................  33
      Section 5.8. Relative Rights..........................................  33
      Section 5.9. Subordination May Not Be Impaired by Company.............  33
      Section 5.10.Distribution or Notice to Representative.................  34
      Section 5.11.Rights of Trustee and Paying Agent.......................  34
      Section 5.12.Authorization to Effect Subordination....................  34
      Section 5.13.Article Applicable to Paying Agents......................  34
      Section 5.14.Senior Debt Entitled to Rely.............................  35
      Section 5.15.Permitted Payments.......................................  35
      Section 5.16.No Waiver of Subordination Provisions....................  35

ARTICLE VI COVENANTS........................................................  35

      Section 6.1. Payment of Securities....................................  35
      Section 6.2. SEC and Other Reports to the Trustee.....................  37
      Section 6.3. Compliance Certificate...................................  37
      Section 6.4. Further Instruments and Acts.............................  37
      Section 6.5. Maintenance of Office or Agency of the Trustee,
                    Registrar, Paying Agent and Conversion Agent............  37
      Section 6.6. Restriction on Incurrence of Additional Senior Debt of
                    the Company ......................... ..................  38
      Section 6.7. Delivery of Information Required Under Rule 144A.........  38
      Section 6.8. Waiver of Stay, Extension or Usury Laws..................  38
      Section 6.9. Statement by Officers as to Default......................  39

ARTICLE VII SUCCESSOR CORPORATION...........................................  39

      Section 7.1. Company May Consolidate, etc., Only on Certain Terms.....  39
      Section 7.2. Successor Substituted....................................  40

ARTICLE VIII DEFAULTS AND REMEDIES..........................................  40

      Section 8.1. Events of Default........................................  40
      Section 8.2. Acceleration.............................................  42
      Section 8.3. Other Remedies...........................................  43
      Section 8.4. Waiver of Past Defaults..................................  43
      Section 8.5. Control by Majority......................................  43
      Section 8.6. Limitation on Suits......................................  44
      Section 8.7. Rights of Holders to Receive Payment or to Convert.......  44
      Section 8.8. Collection Suit by Trustee...............................  44
      Section 8.9. Trustee May File Proofs of Claim.........................  45
      Section 8.10.  Priorities.............................................  45
      Section 8.11.  Undertaking for Costs..................................  46

                                       ii

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                                                                            PAGE

ARTICLE IX TRUSTEE..........................................................  46

      Section 9.1.   Duties of Trustee......................................  46
      Section 9.2.   Rights of Trustee......................................  47
      Section 9.3.   Individual Rights of Trustee...........................  49
      Section 9.4.   Trustee's Disclaimer...................................  49
      Section 9.5.   Notice of Defaults.....................................  49
      Section 9.6.   Reports by Trustee to Holders..........................  49
      Section 9.7.   Compensation and Indemnity.............................  50
      Section 9.8.   Replacement of Trustee.................................  51
      Section 9.9.   Successor Trustee by Merger............................  51
      Section 9.10.  Eligibility; Disqualification..........................  51
      Section 9.11.  Preferential Collection of Claims Against Company......  52

ARTICLE X DISCHARGE OF INDENTURE............................................  52

      Section 10.1.  Discharge of Liability on Securities...................  52
      Section 10.2.  Deposited Monies to Be Held in Trust by Trustee........  52
      Section 10.3.  Repayment to the Company...............................  52

ARTICLE XI AMENDMENTS.......................................................  53

      Section 11.1.  Without Consent of Holders.............................  53
      Section 11.2.  With Consent of Holders................................  54
      Section 11.3.  Compliance with Trust Indenture Act....................  55
      Section 11.4.  Revocation and Effect of Consents, Waivers and Actions.  55
      Section 11.5.  Notation on or Exchange of Securities..................  55
      Section 11.6.  Trustee to Sign Supplemental Indentures................  55
      Section 11.7.  Effect of Supplemental Indentures......................  56

ARTICLE XII CONVERSION......................................................  56

      Section 12.1.  Conversion Right.......................................  56
      Section 12.2.  Conversion Procedure; Conversion Rate; Fractional
                      Shares ...............................................  58
      Section 12.3.  Adjustment of Conversion Rate for Common Stock.........  60
      Section 12.4.  Consolidation or Merger of the Company.................  68
      Section 12.5.  Notice of Adjustment...................................  70
      Section 12.6.  Notice in Certain Events...............................  70
      Section 12.7.  Company To Reserve Stock; Registration; Listing........  71
      Section 12.8.  Taxes on Conversion....................................  72
      Section 12.9.  Conversion After Regular Record Date...................  72
      Section 12.10. Company Determination Final............................  72
      Section 12.11. Responsibility of Trustee for Conversion Provisions....  72
      Section 12.12. Unconditional Right of Holders to Convert..............  73
      Section 12.13. Option to Satisfy Conversion Obligation with Cash,
                      Common Stock or Combination Thereof...................  73

                                      iii

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                                                                            PAGE

ARTICLE XIII MISCELLANEOUS..................................................  75

      Section 13.1.  Trust Indenture Act Controls...........................  75
      Section 13.2.  Notices................................................  75
      Section 13.3.  Communication by Holders with Other Holders............  76
      Section 13.4.  Certificate and Opinion as to Conditions Precedent.....  77
      Section 13.5.  Statements Required in Certificate or Opinion..........  77
      Section 13.6.  Separability Clause....................................  77
      Section 13.7.  Rules by Trustee, Paying Agent, Conversion Agent and
                      Registrar ............................................  77
      Section 13.8.  Legal Holidays.........................................  77
      Section 13.9.  Governing Law..........................................  78
      Section 13.10. No Recourse Against Others.............................  78
      Section 13.11. Successors.............................................  78
      Section 13.12. Multiple Originals.....................................  78


EXHIBIT A      Form of Security
EXHIBIT B      Form of Certificate to be Delivered by Transferee in Connection
               with Transfers to Institutional Accredited Investors
EXHIBIT C      Form of Restrictive Legend for Common Stock Issued Upon
               Conversion

            INDENTURE, dated as of September 30, 2003, between PHARMACEUTICAL RESOURCES, INC., a Delaware corporation (the "COMPANY"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as trustee (the "TRUSTEE").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 2.875% Senior Subordinated Convertible Notes due 2010.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.      Definitions.
                  ------------

            "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement. All references herein or in the Securities to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

            "ADDITIONAL SENIOR DEBT" means Senior Debt for borrowed money that is incurred by the Company after September 30, 2003.

            "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "AGENT" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

            "AGENT MEMBERS" has the meaning set forth in Section 2.1(c).

            "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

            "APPLICABLE STOCK" means (a) the Common Stock and (b) in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock of such surviving corporation or its direct or indirect, as applicable, parent corporation.

            "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or State law for the relief of debtors.

            "BID SOLICITATION AGENT" means the bid solicitation agent selected by the Company (which may be the Trustee if the Trustee consents to accept such position) or any replacement designated by the Company. The Bid Solicitation Agent will not be an Affiliate of the Company. The Company initially appoints the Trustee as the Bid Solicitation Agent in connection with the Securities.

            "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

            "BOARD RESOLUTION" means a resolution of the Board of Directors.

            "BUSINESS DAY" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in the City of New York are required or authorized by law or regulation to close.

            "CAPITAL STOCK" of any corporation or company means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation or the capital of that company.

            "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

            "CASH AMOUNT" has the meaning set forth in Section 12.13(a).

            "CASH SETTLEMENT AVERAGING PERIOD" has the meaning set forth in
Section 12.13(a).

            "CERTIFICATED SECURITIES" means Securities that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 3 thereof.

            "CLOSING PRICE" means, for the Applicable Stock on any Trading Day, the last traded price per share on the NYSE (in the case of the Common Stock, currently displayed on Bloomberg using Bloomberg key-strokes: PRX N [Equity] HP [GO]) or, if different, such price on the primary national or regional securities exchange or association or over-the-counter market on which the Applicable Stock is traded, at the close of the regular trading session on such Trading Day without regard to any after hours trading (or if such Closing Price is not available, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices on such date as reported on the NYSE or, if different, on the primary national or regional securities exchange or association or over-the-counter market on which the Applicable Stock is traded).

            "CODE" means the United States Internal Revenue Code of 1986, as amended.

            "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company as that stock exists on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed; PROVIDED, that after consummation of any transaction referred to in Section 12.4, all references to "Common Stock" shall, to the extent necessary to protect the interests of the Holders of the Securities, become references to "Applicable Stock."

            "COMMON STOCK PRICE CONDITION" has the meaning set forth in Section 12.1(a)(i).

            "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

            "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer.

            "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of original issuance of the Securities or (b) was nominated for election to the Board of Directors or elected to the Board of Directors with the approval of a majority of the Board of Directors still in office who were either members of the Board of Directors on the date of original issuance of the Securities or whose nomination or election was so approved.

            "CONVERSION AGENT" has the meaning set forth in Section 2.3.

            "CONVERSION NOTICE" has the meaning set forth in Section 12.2(b).

            "CONVERSION OBLIGATION" has the meaning set forth in Section
12.13(a).

            "CONVERSION PRICE" on any date of determination means $1,000 divided by the Conversion Rate.

            "CONVERSION RATE" on any date of determination means the number of shares of Common Stock into which each $1,000 principal amount of Securities is then convertible (assuming that the Security was convertible as of such date), which is initially 11.2660 shares, subject to adjustments as set forth herein.

            "CONVERSION RETRACTION PERIOD" has the meaning set forth in Section 12.13(a).

            "CONVERSION VALUE" means the product of the Sale Price for a share of the Common Stock on a given day multiplied by the Conversion Rate then in effect.

            "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 59 Maiden Lane, New York, New York 10038 or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

            "CURRENT MARKET PRICE" has the meaning set forth in Section 12.3(h).

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            "DEFAULT" means, when used with respect to the Securities, any event which is, or after notice or passage of time or both would be, an Event of Default.

            "DEFAULT NOTICE" has the meaning set forth in Section 5.1(c).

            "DEPOSITARY" means, with respect to any Global Securities, a securities clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

            "DESIGNATED SENIOR DEBT" means any Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Indenture.

            "DISTRIBUTED ASSETS" has the meaning set forth in Section 12.3(d).

            "DTC" means The Depository Trust Company, a New York corporation.

            "EQUITY INTEREST" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

            "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

            "EXCESS AMOUNT" has the meaning set forth in Section 12.13(a).

            "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

            "EX-DIVIDEND TIME" means, with respect to any issuance or distribution on Common Stock, the first Trading Day on which the Common Stock trades regular way on the principal securities market on which the Common Stock is then traded without the right to receive such issuance or distribution.

            "EXPIRATION TIME" has the meaning set forth in Section 12.3(g).

            "FAIR MARKET VALUE" has the meaning set forth in Section 12.3(h).

            "FINAL NOTICE DATE" has the meaning set forth in Section 12.13(a).

            A "FUNDAMENTAL CHANGE" will be deemed to have occurred at such time after the Securities are originally issued when any of the following events shall occur:

                  (a) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors;

                  (b) the first Business Day on which a majority of the members of the Board of Directors are not Continuing Directors;

                  (c) the Company consolidates or merges with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to another person, other than:

                        (i) any transaction: (A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Company; and (B) pursuant to which holders of the Capital Stock of the Company immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; and

                        (ii) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding Common Stock, if at all, solely into common stock of the surviving Person or a direct or indirect parent of the surviving corporation;

                  (d) there shall occur the liquidation or dissolution of the Company or the adoption of a plan of liquidation or dissolution other than in a transaction that complies with the provisions of Article VII; or

                  (e) the Company's Common Stock ceases to be listed on the NYSE or another established securities exchange or automated over-the-counter trading market in the United States.

            Notwithstanding the foregoing provisions, a Fundamental Change will be deemed not to have occurred if:

                  (x) the Sale Price of the Common Stock for any five Trading Days within (1) the period of 10 consecutive Trading Days ending immediately after the later of the Fundamental Change or the public announcement of the Fundamental Change, in the case of a Fundamental Change under clause (a) or (b) above, or (2) the period of 10 consecutive Trading Days ending immediately before the Fundamental Change, in the case of a Fundamental Change under clause (c) above, equals or exceeds 105% of the Conversion Price of the Securities in effect on each of those five Trading Days; or

                  (y) in the case of a Fundamental Change under clause (c) above, at least 95% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a Fundamental Change consists of shares of common stock quoted or traded or to be traded immediately following a Fundamental Change on a U.S. national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Securities become convertible into that common stock (and any rights attached thereto).

            For the purposes of this definition, (i) whether a person is a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (ii) the term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

            "FUNDAMENTAL CHANGE REPURCHASE DATE" has the meaning set forth in
Section 4.1(a).

            "FUNDAMENTAL CHANGE REPURCHASE NOTICE" has the meaning set forth in
Section 4.1(c).

            "FUNDAMENTAL CHANGE REPURCHASE PRICE" has the meaning set forth in
Section 4.1(a).

            "GLOBAL SECURITIES" means Securities that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 3 thereof and that are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

            "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

            "INDEBTEDNESS" means, with respect to any person,

                  (a)   all obligations, contingent or otherwise, of such person
      (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (iii) in respect of leases of such person required, in conformity with United States generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such person; or (iv) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers' acceptances;

                  (b) all obligations secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject and as are reflected as debt on the balance sheet of such person, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability;

                  (c) all obligations of such person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; and

                  (d) all obligations of others of the type described in clause (a), (b) or (c) above assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase, contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements).

            "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

            "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional investor that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "INTEREST PAYMENT DATE" has the meaning set forth in Exhibit A attached hereto.

            "ISSUE DATE" of any Security means the date on which such Security was originally issued or deemed issued as set forth on the face of the Security.

            "LEGAL HOLIDAY" means any day other than a Business Day.

            "MOODY'S" means Moody's Investors Service, Inc. and its successors.

            "NON-ELECTING SHARE" has the meaning set forth in Section 12.4.

            "NOTE PRICE CONDITIONS" has the meaning set forth in Section 12.1(a)(ii).

            "NOTICE OF DEFAULT" has the meaning set forth in Section 8.1.

            "NYSE" means The New York Stock Exchange, Inc.

            "OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

            "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 13.4 and 13.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 6.3 shall be signed by the Chief Financial Officer and one other Officer.

            "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 13.4 and 13.5 from legal counsel. The counsel may be an employee of, or counsel to, the Company.

            "PAYING AGENT" has the meaning set forth in Section 2.3.

            "PAYMENT BLOCKAGE NOTICE" has the meaning set forth in Section
5.3(b).

            "PAYMENT BLOCKAGE PERIOD" has the meaning set forth in Section
5.3(b).

            "PAYMENT DEFAULT" has the meaning set forth in Section 5.3(a).

            "PERSON" or "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof (and for purposes of the definition of "Fundamental Change" shall also have the meaning set forth in such definition).

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "RECORD DATE" has the meaning set forth in Section 12.3(h).

            "REFERENCE PERIOD" has the meaning set forth in Section 12.3(d)(B).

            "REGISTER" has the meaning set forth in Section 2.3.

            "REGISTRAR" has the meaning set forth in Section 2.3.

            "REGISTRATION DEFAULT PERIOD" has the meaning set forth in Section 1 of the Registration Rights Agreement.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated September 30, 2003, between the Company and Bear, Stearns & Co. Inc., CIBC World Markets Corp. and U.S. Bancorp Piper Jaffray Inc., as amended or supplemented from time to time in accordance with the terms thereof.

            "REGULAR RECORD DATE" has the meaning set forth in Exhibit A attached hereto.

            "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president or assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "RESTRICTED CERTIFICATED SECURITY" means a Certificated Security that is a Transfer Restricted Security.

            "RESTRICTED GLOBAL SECURITY" means a Global Security that is a Transfer Restricted Security.

            "RESTRICTED SECURITY" means a Restricted Certificated Security or a Restricted Global Security.

            "RIGHTS PLAN" has the meaning set forth in Section 12.3(d)(C).

            "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

            "SALE PRICE" of a share of Applicable Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported on the NYSE or, if the shares of Applicable Stock are not listed on the NYSE, as reported on a national securities exchange, or if not listed on a national securities exchange, as reported by the Nasdaq system. In the absence of such quotations, the Company shall be entitled to determine the sale price on the basis of such quotations as it considers appropriate.

            "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

            "SECURITIES" means any of the Company's 2.875% Senior Subordinated Convertible Notes due 2010, as amended or supplemented from time to time, issued under this Indenture.

            "SECURITIES ACT" means the United States Securities Act of 1933, as amended, or any successor statute thereto.

            "SECURITY PRICE" on any date of determination means the average of the secondary market bid quotations per Security obtained by the Bid Solicitation Agent for $5,000,000 principal amount of the Securities at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Bid Solicitation Agent; PROVIDED, that if three such bids cannot reasonably be obtained, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, such bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer, then the Security Price will equal (a) the Conversion Rate then in effect multiplied by (b) the Sale Price of Applicable Stock on such determination date. Bids used to determine the Security Price will be solicited by the Bid Solicitation Agent from securities dealers that the Company believes are willing to bid for the Securities.

            "SENIOR DEBT" means the principal of, premium, if any, and interest on (including interest accruing after, or which would accrue but for the filing of a petition initiating any proceeding pursuant to Bankruptcy Law at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed), all Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); PROVIDED, HOWEVER, that Senior Debt does not include:

                  (a)   Indebtedness evidenced by the Securities;

                  (b) Indebtedness of the Company to any Subsidiary of the Company, except to the extent such Indebtedness is pledged by such Subsidiary as security for any Senior Debt of such Subsidiary;

                  (c) any liability for federal, state, foreign, local or other taxes owed or owing by the Company;

                  (d) accounts payable or other liabilities of the Company to trade creditors arising in the ordinary course of business, and

                  (e) any Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness is pari passu with, or is subordinated to, the Securities.

            "SETTLEMENT NOTICE PERIOD" has the meaning set forth in Section 12.13(a).

            "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 under Regulation S-X promulgated by the SEC.

            "SPECIAL RECORD DATE" has the meaning set forth in Exhibit A attached hereto.

            "SPIN-OFF" has the meaning set forth in Section 12.3(e).

            "STANDARD & POOR'S" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

            "STATED MATURITY", when used with respect to any Security, means September 30, 2010.

            "SUBSIDIARY" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

            "SURVIVING ENTITY" has the meaning set forth in Section 7.1.

            "TIA" means the United States Trust Indenture Act of 1939 as in effect on the date of this Indenture; PROVIDED, HOWEVER, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

            "TRADING DAY" means a day on which the NYSE or, if different, the primary national or regional securities exchange or association or over-the-counter market on which our common stock is traded, and applicable options exchanges, are scheduled to be open.

            "TRANSFER CERTIFICATE" has the meaning set forth in Section 2.12(e)(1).

            "TRANSFER RESTRICTED SECURITY" has the meaning set forth in Section 2.12(e)(1).

            "TRIGGER EVENT" has the meaning set forth in Section 12.3(d)(C).

            "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

            "UNDISRUPTED TRADING DAY" means a Trading Day on which the Applicable Stock does not experience any of the following at any time during the one-hour period ending at the conclusion of the regular Trading Day:

                  (a) any suspension of or limitation imposed on trading of the Applicable Stock on any national or regional securities exchange or association or over-the-counter market;

                  (b) any event (other than an event listed in clause (c) below) that disrupts or impairs the ability of market participants in general to (i) effect transactions in or obtain market values for the Applicable Stock on any relevant national or regional securities exchange or association or over-the-counter market or (ii) effect transactions in or obtain market values for, futures or options contracts relating to the Applicable Stock on any relevant national or regional securities exchange or association or over-the-counter market; or

                  (c) any relevant national or regional securities exchange or association or over-the-counter market on which the Applicable Stock trades closes on any exchange Trading Day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such Trading Day, if, in the case of clauses (a) and (b) above, the Company determines the effect of such suspension, limitation, disruption or impairment is material.

            "UNRESTRICTED CERTIFICATED SECURITY" means a Certificated Security that is not a Transfer Restricted Security.

            "UNRESTRICTED GLOBAL SECURITY" means a Global Security that is not a Transfer Restricted Security.

            "VOTING STOCK" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Equity Interests of which are owned by the Company or another Wholly Owned Subsidiary, other than directors' qualifying shares.

Section 1.2.      Incorporation by Reference of Trust Indenture Act.
                  -------------------------------------------------

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "COMMISSION" means the SEC.

            "INDENTURE SECURITIES" means the Securities.

            "INDENTURE SECURITY HOLDER" means a Securityholder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "institutional trustee" means the Trustee.

            "OBLIGOR" on the indenture securities means the Company.

            All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

            Section 1.3.   Rules of Construction.
                           ----------------------

            Unless the context otherwise requires:

            (a)   a term has the meaning assigned to it;

            (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

            (c)   "or" is not exclusive;

            (d)   "including" means including, without limitation; and

            (e) words in the singular include the plural, and words in the plural include the singular.

            Section 1.4.    Acts of Holders.
                            ---------------

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 13.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The principal amount and serial number of any Security and the record ownership of Securities shall be proved by the Register maintained by the Registrar for the Securities.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

            (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; PROVIDED, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                 THE SECURITIES

            Section 2.1.   Form and Dating.
                           ---------------

            (a) The Securities shall be designated as the "2.875% Senior Subordinated Convertible Notes due 2010" of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed $200 million except as provided in Section 2.7.

            The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

            (b) Restricted Global Securities. All of the Securities are being initially offered and sold only to QIBs in reliance on Rule 144A and shall be issued, initially in the form of one or more Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. If any Securities are resold to an Institutional Accredited Investor, the Company shall duly execute and the Trustee shall duly authenticate and deliver, in accordance with Section 2.2, one or more additional Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof and in which beneficial interests may be held by Institutional Accredited Investors in accordance with the Applicable Procedures. Subject to Section 2.1(a), the aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

            (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Securities stated thereon, but that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and conversions of such Securities.

            Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section
2.12 and shall be made on the records of the Trustee and the Depositary.

            Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other persons on whose behalf Agent Members may act may exercise any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

            (d) Certificated Securities. Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

            Section 2.2.  Execution and Authentication.
                          ----------------------------

            The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

            A Security bearing the manual or facsimile signature of an individual who was at the time of the execution of the Security an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such office(s) at the date of authentication of such Securities.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

            The Trustee shall authenticate and deliver the Securities for original issuance in an aggregate principal amount of $200,000,000 upon one or more Company Orders without any further action by the Company (other than as contemplated in Sections 13.4 and 13.5). The aggregate principal amount of the Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence except as provided in Section 2.7. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and shall be fully protected in relying upon:

            (a) a copy of the Board Resolution in or pursuant to which the terms and form of the Securities were established, the issuance and sale of the Securities was authorized, this Indenture was authorized and specified Officers were authorized to establish the form and determine the terms of the Securities and the form of this Indenture, to execute the Securities and this Indenture on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, each certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate;

            (b) an Officers' Certificate delivered in accordance with Sections 13.4 and 13.5; and

            (c)   an Opinion of Counsel that shall state that:

                (i) the form of such Securities has been established by or pursuant to a resolution of the Board of Directors and in conformity with the provisions of this Indenture;

                (ii) the terms of such Securities have been established in or pursuant to a resolution of the Board of Directors and in conformity with the provisions of this Indenture;

                (iii) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

                (iv) all federal and state laws and requirements of the State of New York and the state of incorporation of the Company in respect of the execution and delivery by the Company of such Securities have been complied with; and

                (v) this Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.

            The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

            The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

            Section 2.3.  Registrar, Paying Agent and Conversion Agent.
                          --------------------------------------------

            The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for repurchase or payment ("PAYING AGENT"), an office or agency where Securities may be presented for conversion ("CONVERSION AGENT") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Pursuant to Section 6.5, the Company will at all times maintain a

Registrar, Paying Agent, Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, New York City. The Registrar shall keep a register of the Securities (the "REGISTER") and of their transfer and exchange.

            The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5.

            The Company shall enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). Each agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7. The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Securities.

            Section 2.4.  Paying Agent to Hold Cash and Securities in Trust.
                          -------------------------------------------------

            Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all cash held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all cash held by it to the Trustee, and to account for any funds disbursed by it, and the Trustee may at any time during the continuance of any such default, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all cash so held in trust. Upon doing so, the Paying Agent shall have no further liability for the cash.

            Section 2.5.   Securityholder Lists.
                           --------------------

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            Section 2.6.   Transfer and Exchange.
                           ---------------------

            (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

            Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased).

            All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

            (b) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

            (c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security between or among Agent Members or other beneficial owners of interests in any Global Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            Section 2.7.  Replacement Securities.
                          ----------------------

            If (a) any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be requested by them to save each of them harmless, then, in the absence of any notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased by the Company pursuant to Article IV, the Company in its discretion may, instead of issuing a new Security, pay or repurchase such Security, as the case may be.

            Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

            Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            Section 2.8. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION.

            Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. If a Security is replaced pursuant to Section 2.7, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser unaware that such Security has been replaced.

            A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.

            If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on a Fundamental Change Repurchase Date cash sufficient to pay Securities payable on that date, then, on such Fundamental Change Repurchase Date, such Securities shall cease to be outstanding and interest and Additional Interest, if any, on such Securities shall cease to accrue.

            If a Security is converted in accordance with Article XII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest and Additional Interest, if any, on such Security shall cease to accrue.

            Section 2.9.   Temporary Securities.
                           --------------------

            Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

            Section 2.10.   Cancellation.
                            ------------

            All Securities surrendered for payment, repurchase by the Company pursuant to Articles IV, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

            Section 2.11.  Persons Deemed Owners.
                           ---------------------

            Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the sole owner of such Security for the purpose of receiving payment of principal of, and interest and Additional Interest, if any, on, the Security or Fundamental Change Repurchase

Price, for the purpose of receiving cash or Applicable Stock upon conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            Section 2.12.   Additional Transfer and Exchange Requirements.
                            ---------------------------------------------

            (a) Transfer and Exchange of Global Securities.
                ------------------------------------------

                    (i) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling to continue as Depositary for the Global Securities, (y) the Depositary ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor Depositary is not appointed by the Company within 90 calendar days or (z) an Event of Default has occurred and is continuing. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. (ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

            (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

            (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso set forth in the first paragraph of Section 2.6(a); and

                  (ii) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                             (A) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                             (B) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in compliance with Rule 144A, pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 (if available) or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                             (C) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act to an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act), that, prior to such transfer, furnishes to the Trustee a certificate containing certain representations and warranties (in substantially the form set forth in Exhibit B), an Opinion of Counsel if required by the Company or the Trustee and a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate).

            (c) TRANSFER OF A BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                  (i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

                  (ii) if such beneficial interest is being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate), the Trustee, as the Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

            (d) TRANSFERS OF CERTIFICATED SECURITIES FOR BENEFICIAL INTEREST IN GLOBAL SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) that required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

            (x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

            (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (PROVIDED, that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                        (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso set forth in the first paragraph of Section 2.6(a);

                        (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                               (i) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                               (ii) if such Restricted Certificated Security is being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                        (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in compliance with Rule 144A or an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act); and

                        (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

      (e)   Legends.
            -------

                        (1)    Except as permitted by the following paragraphs
      (2), (3) and (4), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A attached hereto (each a "TRANSFER RESTRICTED SECURITY"), for so long as it is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a "TRANSFER CERTIFICATE") in substantially the form called for by footnote 4 to Exhibit A attached hereto.

                        (2) Upon any sale or transfer of a Transfer Restricted Security (x) pursuant to Rule 144 or (y) pursuant to an effective registration statement under the Securities Act:

                               (i) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(d)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; and

                               (ii) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; PROVIDED, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii).

                        (3) Upon the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company shall remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                        (4) Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the Applicable Stock issued upon conversion of the Securities shall bear the legend in substantially the form called for by Exhibit C attached hereto.

            (f) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.10.

            Section 2.13.   CUSIP Numbers.
                            -------------

            The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.



                                  ARTICLE III

                           NO REDEMPTION OF SECURITIES

            Section 3.1.    No Rights of Redemption.
                            -----------------------

            The Securities may not be redeemed, in whole or in part, at any time prior to maturity.

                                   ARTICLE IV

                       REPURCHASE AT THE OPTION OF HOLDERS
                            UPON A FUNDAMENTAL CHANGE

            Section 4.1.       Fundamental Change Repurchase Right.
                               -----------------------------------

            (a) If a Fundamental Change occurs, the Securities not previously repurchased by the Company shall be repurchased by the Company, at the option of the Holder thereof, at a repurchase price equal to 100% of the principal amount of those Securities plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the fundamental change repurchase date (the "FUNDAMENTAL CHANGE REPURCHASE PRICE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 4.1(c). The fundamental change repurchase date is the 35th Business Day after the date of a notice of Fundamental Change delivered by the Company (the "FUNDAMENTAL CHANGE REPURCHASE DATE").

            (b) No later than 20 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee, the Paying Agent and to each Holder of the Securities at their addresses shown in the Register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall briefly state, as applicable:

                  (i) the events causing a Fundamental Change and the date of such Fundamental Change;

                  (ii) that the Holder has a right to require the Company to repurchase the Holder's Securities;

                  (iii) the date by which the Fundamental Change Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change repurchase right;

                  (iv)   the Fundamental Change Repurchase Date;

                  (v)    the Fundamental Change Repurchase Price;

                  (vi)   the name and address of the Paying Agent;

                  (vii) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (viii) that the Securities must be surrendered to the Paying Agent to collect payment;

                  (ix) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security;

                  (x) the procedures the Holder must follow to exercise its repurchase right under this Section 4.1;

                  (xi) the procedures for withdrawing a Fundamental Change Repurchase Notice; and

                  (xii) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest and Additional Interest, if any, on Securities surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date.

            Simultaneously with providing such notice of the Fundamental Change, the Company shall publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on the Company's website or through such other public medium as the Company may use at that time.

            At the Company's request, the Trustee shall give the notice of the Fundamental Change in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of Fundamental Change must be given to the Holders in accordance with this Section 4.1(b); PROVIDED, FURTHER, that the text of the notice of Fundamental Change shall be prepared by the Company.

            (c) A Holder may exercise its right specified in Section 4.1(a) upon delivery of a written notice of repurchase (a "FUNDAMENTAL CHANGE REPURCHASE NOTICE") to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, stating:

                  (i) if Certificated Securities have been issued, the certificate number of the Security that the Holder will deliver to be repurchased or, if Certificated Securities have not been issued, the

      Fundamental Change Repurchase Notice must comply with the Applicable Procedures of the Depositary;

                  (ii) the principal amount of the Security that the Holder will deliver to be repurchased, which amount must be $1,000 or an integral multiple of $1,000; and

                  (iii) that such Security shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture.

            The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; PROVIDED, HOWEVER, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

            The Company shall repurchase from the Holder thereof, pursuant to this Section 4.1, a portion of a Security, so long as the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

            Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of proper delivery of the Security.

            Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 4.1(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.2.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice and any written notice of withdrawal thereof.

            Section 4.2.   Effect of Fundamental Change Repurchase Notice.
                           ----------------------------------------------

            Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 4.1(c), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipts of cash by the Paying Agent, promptly following the later of (a) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in Section 4.1(c) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder or the book-entry transfer thereof in the manner required by Section 4.1(c), as the case may be. Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

            A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

            (a) if Certificated Securities have been issued, the certificate number of the Security being withdrawn; if Certificated Securities have not been issued, the written notice of withdrawal must comply with the Applicable Procedures of the Depositary;

            (b) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, which amount must be $1,000 or an integral multiple of $1,000; and

            (c) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.

            Section 4.3.    Deposit of Fundamental Change Repurchase Price.
                            ----------------------------------------------

            Prior to 10:00 a.m., New York City time, on the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be repurchased as of such Fundamental Change Repurchase Date.

            If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Fundamental Change Repurchase Date, cash sufficient to pay the Fundamental Change Repurchase Price of any Securities for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn pursuant to Section 4.2, then, on such Fundamental Change Repurchase Date, such Securities will cease to be outstanding and interest and Additional Interest, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent or whether or not book-entry transfer of the Securities are made, as the case may be, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon proper delivery or transfer of such Securities).

            Section 4.4.    Securities Repurchased in Part.
                            ------------------------------

            Any Certificated Security that is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not repurchased.

            Section 4.5. COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF SECURITIES.

            When complying with the provisions of Section 4.1 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

            (a) comply with Rule 13e- 4 and Rule 14e-1 (or any successor provision or provisions) under the Exchange Act;

            (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

            (c) comply with all other federal and state securities laws in connection with any offer by the Company to repurchase the Securities upon a Fundamental Change.

            Section 4.6.    Repayment to the Company.
                            ------------------------

            To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.3 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date then, promptly after the Fundamental Change Repurchase Date, the Paying Agent shall return such excess to the Company.

                                   ARTICLE V

                                  SUBORDINATION

            Section 5.1.    Agreement to Subordinate.
                            ------------------------

            The Company agrees, and each holder of Securities by accepting a Security agrees, that the Indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article V, to the prior payment in full in cash or other consideration satisfactory to holders of Senior Debt of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

            Section 5.2.    Liquidation, Dissolution, Bankruptcy.
                            ------------------------------------

            Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                  (i) holders of Senior Debt shall be entitled to receive payment in full of all obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) in cash or other consideration satisfactory to the holders of the Senior Debt before holders of Securities shall be entitled to receive any payment with respect to the Securities; and

                  (ii) until all Senior Debt is paid in full in cash or other consideration satisfactory to the holders of the Senior Debt, any distribution to which holders of Securities would be entitled but for this
      Article V shall be made to holders of Senior Debt, as their interests may appear.

            Section 5.3.    DEFAULT ON SENIOR DEBT AND/OR DESIGNATED SENIOR
DEBT.

            (a) In the event of any default in payment of the principal of or premium, if any, or interest on, or any other payment obligation under any Senior Debt beyond any applicable grace period with respect thereto (a "PAYMENT DEFAULT"), then, until all such payments due in respect of such Senior Debt have been paid in full in cash or other consideration satisfactory to holders of Senior Debt or such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, or interest or Additional Interest, if any, on the Securities or to acquire any of the Securities (including any repurchase pursuant to the repurchase right of a Holder upon a Fundamental Change).

            (b) In addition, if the Trustee shall receive written notice from one or more holders of Designated Senior Debt or one or more representatives of such holder or holders that there has occurred and is continuing under such Designated Senior Debt, or any agreement pursuant to which such Designated Senior Debt is issued, any default (other than a Payment Default), which default shall not have been cured or waived, giving the holders of such Designated Senior Debt the right to declare such Designated Senior Debt immediately due and payable (a "PAYMENT BLOCKAGE NOTICE"), then, anything contained in this Indenture to the contrary notwithstanding, no payment on account of the principal of or interest or Additional Interest, if any, on the Securities, and no repurchase or other acquisition of the Securities, shall be made by or on behalf of the Company during the period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of 179 calendar days thereafter or the date on which such non-Payment Default is cured or waived.

            Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in Section 5.1 and the first sentence of this Section 5.3), unless the holder(s) of such Designated Senior Debt or the representative(s) of such holder(s) shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Securities after the end of such Payment Blockage Period. No new Payment Blockage Period may be commenced unless 360 calendar days have elapsed since the effectiveness of the prior Payment Blockage Notice. No default under Designated Senior Debt that is not a Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice delivered to the Trustee shall be, or be made, the basis of a subsequent Payment Blockage Notice.

            Section 5.4.    Acceleration of Securities.
                            --------------------------

            In the event of the acceleration of the Securities because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any holder of Securities in respect of obligations with respect to Securities and may not acquire or purchase from the Trustee or any holder of Securities any Securities until all Senior Debt has been paid in full in cash or other consideration satisfactory to holders of Senior Debt or such acceleration has been rescinded in accordance with the terms of this Indenture.

            If payment of the Securities is to be accelerated because of an Event of Default (other than an Event of Default with respect to the Company specified in Section 8.1(i) or (j)), the Company shall promptly notify holders of Senior Debt or trustee(s) of such Senior Debt before the acceleration.

            Section 5.5.    When Distribution Must Be Paid Over.
                            -----------------------------------

            In the event that the Trustee, any holder of Securities or any other person receives any payment or distribution of assets of the Company of any kind with respect to the Securities in contravention of any terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Debt, and shall be immediately paid over and delivered to the holders of Senior Debt or their representative(s), to the extent necessary to make payment in full in cash or other consideration satisfactory to such holders of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Debt; PROVIDED, that the foregoing shall apply to the Trustee only if a Responsible Officer of the Trustee has actual knowledge (as determined in accordance with Section 5.11) that such payment or distribution is prohibited by this Indenture.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article V, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Securities or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article V, except if such payment or distribution is made as a result of the willful misconduct or negligence of the Trustee.

            Section 5.6.    Notice by Company.
                            -----------------

            The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any obligations with respect to the Securities or the purchase of any Securities by the Company to violate this
Article V, but failure to give such notice shall not affect the subordination of the Securities to the Senior Debt as provided in this Article V.

            Section 5.7.       Subrogation.
                               -----------

            After all Senior Debt is paid in full and until the Securities are paid in full, holders of Securities shall be subrogated (equally and ratably with all other indebtedness pari passu with the Securities) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Securities have been applied to the payment of Senior Debt. A distribution made under this
Article V to holders of Senior Debt that otherwise would have been made to holders of Securities is not, as between the Company and holders of Securities, a payment by the Company on the Securities.

            Section 5.8.    Relative Rights.
                            ---------------

            This Article V defines the relative rights of holders of Securities and holders of Senior Debt. Nothing contained in this Indenture shall otherwise:

            (1) impair, as between the Company and holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of or premium, if any, and interest on the Securities in accordance with their terms;

            (2) affect the relative rights of holders of Securities and creditors (other than with respect to Senior Debt) of the Company, other than their rights in relation to holders of Senior Debt; or

            (3) prevent the Trustee or any holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the notice requirements of Section 8.2 and to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Securities.

            If the Company fails because of this Article V to pay principal of, premium, if any, or interest on a Security on the due date, the failure is still a Default or Event of Default.

            Section 5.9.    Subordination May Not Be Impaired by Company.
                            --------------------------------------------

            No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any holder of Securities or by the failure of the Company or any such holder to comply with this Indenture.

            Section 5.10.   Distribution or Notice to Representative.
                            ----------------------------------------

            Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative(s).

            Upon any payment or distribution of assets of the Company referred to in this Article V, the Trustee and the holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article V.

            Section 5.11.   Rights of Trustee and Paying Agent.
                            ----------------------------------

            The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this
Article V or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 5.4), and the Trustee may continue to make payments on the Securities, unless a Responsible Officer shall have received at least two business days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Securities to violate this Article V. Only the Company or the holder or representative of any class of Senior Debt may give such notice.

            Nothing contained in this Article V shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.7.

            The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

            Section 5.12.      Authorization to Effect Subordination.
                               -------------------------------------

            Each holder of a Security by such holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article V, and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 8.9 at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Securities.

            Section 5.13.      Article Applicable to Paying Agents.
                               -----------------------------------

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

            Section 5.14.      Senior Debt Entitled to Rely.
                               ----------------------------

            The holders of Senior Debt shall have the right to rely upon this
Article V, and no amendment or modification of the provisions contained herein shall diminish or adversely affect the rights of such holders of Senior Debt outstanding at the time of such amendment or modification unless such holders shall have agreed in writing thereto.

            Section 5.15.      Permitted Payments.
                               ------------------

            Notwithstanding anything to the contrary contained in this Article V, the holders of Securities may receive and retain at any time on or prior to the Stated Maturity (i) securities that are subordinated to at least the same extent as the Securities to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any trust created pursuant to Section 10.2.

            Section 5.16.      No Waiver of Subordination Provisions.
                               -------------------------------------

            No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article V or the obligations hereunder of the holders of the Securities to the holders of Senior Debt, do any one or more of the following, subject to any rights of the Company in respect thereof: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other person.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.1.    Payment of Securities.
                            ---------------------

            The Company shall pay interest on the Securities as provided in the Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal and accrued and unpaid interest and Additional Interest, if any, and Fundamental Change Repurchase Price shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest and Additional Interest, if any, at the rate borne by the Securities per annum. All references in this Indenture or the Securities to interest shall be deemed to include Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

            Payment of the principal of and interest and Additional Interest, if any, on the Securities or Fundamental Change Repurchase Price shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            The Company shall pay interest and Additional Interest, if any, on the Securities to the Person in whose name the Securities are registered at the close of business on the Regular Record Date next preceding the corresponding Interest Payment Date. Any such interest and Additional Interest, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name the Securities are registered at the close of business on a Special Record Date for the payment of such defaulted interest and Additional Interest, if any, to be fixed by the Trustee, notice whereof will be given to the Holders not less than 10 calendar days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

            The Holder must surrender the Securities to the Paying Agent to collect payment of principal or Fundamental Change Repurchase Price. Except with respect to payment of interest and Additional Interest, if any, due at the Stated Maturity or in connection with a Fundamental Change Repurchase Notice, payment of interest and Additional Interest, if any, on Certificated Securities in the aggregate principal amount of $5,000,000 or less will be made by check mailed to the address of the Person entitled thereto as such address appears in the Register and payment of interest and Additional Interest, if any, on Certificated Securities in the aggregate principal amount in excess of $5,000,000 will be made by wire transfer in immediately available funds at the election of such Holder. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer in immediately available funds to the account of the Depositary or its nominee.

            If the Conversion Rate is adjusted pursuant to Section 12.3, to the extent such adjustment results in a constructive distribution to beneficial owners of Securities under Section 305 of the Code, the Company may, to the extent required by applicable law, recoup or set-off such liability against any cash payments made with respect to the Securities to such beneficial owners.

            Section 6.2.    SEC and Other Reports to the Trustee.
                            ------------------------------------

            The Company shall ensure delivery to the Trustee within 15 calendar days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

            Section 6.3.    Compliance Certificate.
                            ----------------------

            The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2003) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be so known to be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

            Section 6.4.    Further Instruments and Acts.
                            ----------------------------

            Upon request of the Trustee, or as otherwise necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

            Section 6.5. MAINTENANCE OF OFFICE OR AGENCY OF THE TRUSTEE, REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

            The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038 (Attention: Corporate Trust Department), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the

Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

            Section 6.6. RESTRICTION ON INCURRENCE OF ADDITIONAL SENIOR DEBT OF THE COMPANY.

            The Company will not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for any Additional Senior Debt unless such Additional Senior Debt is secured by assets and properties, and any income or profits therefrom, of the Company to the extent required to secure the payment of the principal thereof.

            Section 6.7.    Delivery of Information Required Under Rule 144A.
                            ------------------------------------------------

            At any time when the Company may not be subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

            Section 6.8.    Waiver of Stay, Extension or Usury Laws.
                            ---------------------------------------

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of, or any interest and Additional Interest, if any, on, or Fundamental Change Repurchase Price in respect of, the Securities, as contemplated herein, or such laws that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 6.9.    Statement by Officers as to Default.
                            -----------------------------------

            The Company shall deliver to the Trustee, as soon as practicable and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

                                  ARTICLE VII

                              SUCCESSOR CORPORATION

            Section 7.1.    COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN
TERMS.

            (a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any Person or group of affiliated Persons, unless:

            (1) either (i) the Company shall be the continuing corporation, or
      (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis (the "SURVIVING ENTITY") shall be a corporation, a limited liability company, limited partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (even if a subsidiary of a foreign Person) and such Person, subject to Section 12.4, assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee and a supplemental agreement, all the obligations of the Company under the Securities and this Indenture and the Registration Rights Agreement;

            (2) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (3) if a supplemental indenture is to be executed, the Company shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions herein and that all conditions precedent provided herein relating to such transaction have been complied with.

            Notwithstanding the foregoing, the Company may merge or consolidate with or into to sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to a direct or indirect Wholly Owned Subsidiary of the Company without complying with the above provisions in a transaction or series of transactions in which the Company remains the obligor on the Securities.

            Section 7.2.    Successor Substituted.
                            ---------------------

            Upon any consolidation or merger in which the Company is not the continuing corporation, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis in accordance with Section 7.1, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein and in the Securities. When a successor assumes all the obligations of its predecessor under this Indenture and the Securities (except in the case of a lease), the predecessor shall be released from those obligations. ARTICLE VIII DEFAULTS AND REMEDIES Section 8.1. Events of Default.

            So long as any Securities are outstanding, each of the following shall be an "EVENT OF DEFAULT":

            (a) the Company defaults in the payment of any interest and Additional Interest, if any, on any Security, in each case, when due and payable, and such default continues for a period of 30 calendar days, whether or not such payment is prohibited by the subordination provisions set forth in Article V;

            (b) the Company defaults in the payment of the principal of any Security when the same shall become due and payable at the Stated Maturity, by acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions set forth in Article V;

            (c) the Company defaults in its obligation to repurchase any Security upon a Fundamental Change in accordance with the provisions of
      Article IV, whether or not such payment is prohibited by the subordination provisions set forth in Article V;

            (d) the Company fails to convert any portion of the principal amount of any Security following the exercise by the Holder of the right to convert such Security into Applicable Stock (or cash or a combination of Applicable Stock and cash, if the Company so elects) pursuant to and in accordance with Article XII;

            (e) the Company fails to provide timely notice of a Fundamental Change in accordance with the provisions of Section 4.1(b);

            (f) the Company fails to observe or perform any other of the covenants or agreements on the part of the Company in the Securities or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.1 specifically dealt with) and such failure continues for a period of 30 calendar days after written notice of default is given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding;

            (g) the Company or any of its Significant Subsidiaries fails to pay when due any Indebtedness for borrowed money in an aggregate amount of $12.5 million or more at maturity (whether at its stated maturity or upon acceleration thereof) and such Indebtedness is not discharged, or such acceleration is not rescinded, stayed or annulled, within 30 calendar days after written notice of default is given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding;

            (h) the Company or any of its Significant Subsidiaries fails to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 30 calendar days after final judgment;

            (i) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 calendar days; or

            (j)   (i)    the Company or any Significant Subsidiary commences a
      voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent,

                  (ii) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,

                  (iii) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law,

                  (iv) the Company or any Significant Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Significant Subsidiary or of any substantial part of its respective properties, (2) makes a general assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or

                  (v) the Company or any Significant Subsidiary takes any corporate action authorizing any such actions in this paragraph (j).

            The Company shall deliver to the Trustee within five Business Days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto.

            Section 8.2.    Acceleration.
                            ------------

            If an Event of Default (other than an Event of Default specified in Sections 8.1(i) or 8.1(j) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest and Additional Interest, if any, on, all the Securities to be immediately due and payable, subject to the provisions of Article V. Thereupon, the Trustee may, in its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceeding. Upon such a declaration, such accelerated amount shall be due and payable immediately, and the Company shall promptly notify holders of Senior Debt.

            If an Event of Default specified in Sections 8.1(i) or 8.1(j) with respect to the Company occurs and is continuing, the principal of, and accrued and unpaid interest and Additional Interest, if any, on, all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders, subject to the provisions of Article V.

            At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VIII provided, the Holders of at least a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

            (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                  (ii) all overdue interest and Additional Interest, if any, on all Securities,

                  (iii) the principal amount on any Securities that have become due otherwise than by such declaration of acceleration, and

                  (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and Additional Interest, if any, at the rate borne by the Securities; and

            (b) all Events of Default, other than the non-payment of the principal of, and any accrued and unpaid interest and Additional Interest, if any, on, the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.4.

            No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 8.4.

            Section 8.3.    Other Remedies.
                            --------------

            If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal of, and accrued and unpaid interest and Additional Interest, if any, on, the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            Section 8.4.    Waiver of Past Defaults.
                            -----------------------

            Subject to Sections 8.7 and 11.2, the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except:

            (a) the payment of the principal of, or any accrued and unpaid interest and Additional Interest, if any, on any Security or Fundamental Change Repurchase Price;

            (b) in respect of a failure to convert any security into Common Stock (or cash, or a combination of Common Stock and cash, if we so elect) as provided in Article XII or elsewhere in this Indenture; or

            (c) in respect of a covenant or a provision hereof which, under
Section 11.2, cannot be amended or modified without the consent of each Securityholder affected thereby.

            When a Default is waived, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every purposes of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 8.5.    Control by Majority.
                            -------------------

            The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This
Section 8.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            Section 8.6.    Limitation on Suits.
                            -------------------

            A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (b) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

            (e) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

            A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

            Section 8.7.    Rights of Holders to Receive Payment or to Convert.
                            --------------------------------------------------

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, or interest and Additional Interest, if any, on, or Fundamental Change Repurchase Price in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and in this Indenture, and to convert the Securities in accordance with Article XII, or to bring suit for the enforcement of any such payment in respect of the Securities on or after such respective dates or the right to convert the Securities in accordance with Article XII, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

            Section 8.8.    Collection Suit by Trustee.
                            --------------------------

            If an Event of Default described in Section 8.1(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the

Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

            Section 8.9.    Trustee May File Proofs of Claim.
                            --------------------------------

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Fundamental Change Repurchase Price or interest and Additional Interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal amount, Fundamental Change Repurchase Price, or interest and Additional Interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

            Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 8.10.   Priorities.
                            ----------

            If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 9.7;

            SECOND: to Securityholders for amounts due and unpaid on or in respect of the Securities for the principal of, or interest and Additional Interest, if any, on, or Fundamental Change Repurchase Price as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

            THIRD: the balance, if any, to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

            Section 8.11.   Undertaking for Costs.
                            ---------------------

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding.

                                   ARTICLE IX

                                     TRUSTEE

            Section 9.1.    Duties of Trustee.
                            -----------------

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

                        (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this Section (c) does not limit the effect of Section (b) of this Section 9.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

            (d) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

            (e) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

            Section 9.2.    Rights of Trustee.
                            -----------------

            Subject to its duties and responsibilities under the TIA,

            (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

            (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith that it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

            (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

            (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

            (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

            (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

            (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

            (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

            Section 9.3.    Individual Rights of Trustee.
                            ----------------------------

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee; PROVIDED, HOWEVER, that the Trustee must comply with Sections 9.10 and 9.11. Any Paying Agent, Registrar, Conversion Agent, Bid Solicitation Agent or co-registrar may do the same with like rights.

            Section 9.4.    Trustee's Disclaimer.
                            --------------------

            The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

            Section 9.5.    Notice of Defaults.
                            ------------------

            If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 calendar days after it occurs or, if later, within 15 calendar days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a), (b) or (c), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interest of the Securityholders.

            Section 9.6.    Reports by Trustee to Holders.
                            -----------------------------

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

            Section 9.7. Compensation and Indemnity.
                         --------------------------

            The Company agrees to:

            (a) pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the reasonable expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or willful misconduct; and

            (c) fully indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 9.7.

            The Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in (but not control) the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; PROVIDED, HOWEVER, that the Trustee may only employ separate counsel at the expense of the Company if in the judgment of the Trustee
(i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

            To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Fundamental Change Repurchase Price or interest and Additional Interest, if any, as the case may be, on particular Securities.

            The Company's payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(i) or (j), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

            Section 9.8.    Replacement of Trustee.
                            ----------------------

            The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

            (a)   the Trustee fails to comply with Section 9.10;

            (b)   the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver or public officer takes charge of the Trustee or its property; or

            (d)   the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 9.7.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition at the expense of the Company any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Section 9.9.    Successor Trustee by Merger.
                            ---------------------------

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            Section 9.10.   Eligibility; Disqualification.
                            -----------------------------

            The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

            Section 9.11.   Preferential Collection of Claims Against Company.
                            -------------------------------------------------

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE X

                             DISCHARGE OF INDENTURE

            Section 10.1.   Discharge of Liability on Securities.
                            ------------------------------------

            When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) subject to any extension required by Section 12.13(b) to effect settlement upon conversion of Securities, all outstanding Securities have become due and payable (whether at the Stated Maturity or upon acceleration, or on any Fundamental Change Repurchase Date) and the Company deposits with the Paying Agent or Conversion Agent cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

            Section 10.2.   Deposited Monies to Be Held in Trust by Trustee.
                            -----------------------------------------------

            Subject to Section 10.3, all monies deposited with the Trustee pursuant to Section 10.1 shall be held in trust for the sole benefit of the Securityholders and not to be subject to the subordination provisions of Article V; PROVIDED, that such monies were not deposited in violation of Article V. Such deposited monies shall be applied by the Trustee to the payment, either directly or through any paying agent, to the holders of the particular Securities for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and Additional Interest, if any.

            Section 10.3.   Repayment to the Company.
                            ------------------------

            The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such cash or securities for that period commencing after the return thereof.

                                   ARTICLE XI

                                   AMENDMENTS

            Section 11.1.   Without Consent of Holders.
                            --------------------------

            The Company and the Trustee may jointly amend or modify this Indenture or the Securities without the consent of any Securityholder to:

            (a) add to the covenants of the Company for the benefit of the Holders of Securities;

            (b) surrender any right or power herein conferred upon the Company;

            (c) provide for conversion rights of Holders of Securities if there occurs any reclassification or change of the Common Stock, any consolidation or merger, or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis;

            (d) provide for the assumption of the Company's obligations to the Holders of Securities if there occurs any merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII;

            (e) increase the Conversion Rate; PROVIDED, HOWEVER, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such reduction);

            (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (g) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; PROVIDED, HOWEVER, that such action pursuant to this clause (g) does not, in the good faith determination of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities in any material respect;

            (h) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or that is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with any of the provisions of this Indenture; PROVIDED, HOWEVER, that such action pursuant to this clause (h) does not, in the good faith determination of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities in any material respect; and

            (i) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and that will not adversely affect the interests of the Holders of Securities in any respect.

            Notwithstanding the foregoing, no modification or amendment may be made to the subordination provisions in Article V that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

            After any such modification or amendment under this Section 11.1 becomes effective, the Company will mail to the Holders notice describing the modification or amendment. The failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

            Section 11.2.   With Consent of Holders.
                            -----------------------

            Except as provided below in this Section 11.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent or affirmative vote of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

            Without the written consent or the affirmative vote of each Holder of Securities affected thereby (in addition to the written consent or the affirmative vote of the holders of at least a majority of the principal amount of the Securities at the time outstanding), an amendment or waiver under this
Section 11.2 may not:

            (a) change the maturity of the principal amount of, or the payment date of any installment of interest or Additional Interest, if any, on, any Security;

            (b) reduce the principal amount of, or interest or Additional Interest, if any, on, or Fundamental Change Repurchase Price of, any Security;

            (c) change the currency of payment of principal amount of, or interest or Additional Interest, if any, on, or Fundamental Change Repurchase Price of, any Security from U.S. Dollars;

            (d) alter or otherwise modify the rate of interest or Additional Interest, if any, on any Security, or the manner of calculation thereof;

            (e) impair the right of any Holder to institute suit for the enforcement of any payment or with respect to, or conversion of, any Security;

            (f) except as otherwise permitted or contemplated by provisions concerning any Fundamental Change, impair or adversely affect the conversion rights of any Holders pursuant to Article XII or the repurchase rights of the Holders upon a Fundamental Change pursuant to Article IV;

            (g) modify Article V in a manner adverse to any Holders of the Securities;

            (h) modify the obligation of the Company to maintain an agency in The City of New York pursuant to Section 6.5;

            (i) reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any such amendment, modification, supplement or waiver; or

            (j) reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any waiver of any past Default provided for in this Indenture.

            It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            Section 11.3.   Compliance with Trust Indenture Act.
                            -----------------------------------

            Every supplemental indenture executed pursuant to this Article shall comply with the TIA, except as provided herein.

            Section 11.4. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security; PROVIDED, HOWEVER, that any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

            Section 11.5.   Notation on or Exchange of Securities.
                            -------------------------------------

            Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

            Section 11.6.   Trustee to Sign Supplemental Indentures.
                            ---------------------------------------

            The Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

            Section 11.7.   Effect of Supplemental Indentures.
                            ---------------------------------

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                  ARTICLE XII

                                   CONVERSION

            Section 12.1.   Conversion Right.
                            ----------------

            (a) Subject to and upon compliance with the provisions of this
Article XII, a Holder shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into, subject to Section 12.13 (and subject to the provisions of the two immediately following paragraphs in connection with conversions following satisfaction of the Note Price Conditions and conversions during a Registration Default Period), a number of shares of Common Stock equal to the product of (x) the Conversion Rate in effect on the date of conversion times (y) the quotient of the principal amount of the Security or portion thereof surrendered for conversion divided by 1,000:

                  (i) if the Sale Price of the Common Stock for at least 20 Trading Days in any 30 consecutive Trading Day period is equal to or greater than 110% of the Conversion Price in effect on the last day of such 30 Trading Day period (the "COMMON STOCK PRICE CONDITION"); upon satisfaction of the Common Stock Price Condition, the Securities will remain convertible until the Stated Maturity;

                  (ii) during the five consecutive Trading Day period following any 10 consecutive Trading Day period, if any, in which (A) the Security Price for each Trading Day during such period was less than 105% of the Conversion Value for the Securities and (B) the Conversion Value for each Trading Day during such period was less than 90% of the principal amount per Security (together, the "NOTE PRICE CONDITIONS");

                  (iii) during any period in which, if the Securities are rated by either Moody's or Standard & Poor's subsequent to their issuance, the credit rating assigned to the Securities by either rating agency is downgraded by two levels or more, suspended or withdrawn; PROVIDED, that the Company has no obligation to have the Securities rated; or

                  (iv)  as provided in Section (b) of this Section 12.1.

            With respect to any conversion of a Security following satisfaction of the Note Price Conditions prior to the satisfaction of the Common Stock Price Condition, a Holder shall be entitled to, subject to Section 12.13, a number of shares of Common Stock equal to the lesser of (I) the product of the principal amount of such Security divided by 1,000 multiplied by the Conversion Rate then in effect or (II) the quotient obtained by dividing the principal amount of such Security by the Sale Price of the Common Stock on the Trading Day immediately before the date of conversion.

            With respect to any conversion of a Security during a Registration Default Period following satisfaction of any of the conditions to conversion described in clauses (i) through (iv) above (and during the prescribed time periods in respect thereof), a Holder shall be entitled to, subject to Section 12.13, 103% of the number of shares of Common Stock that the Holder would have otherwise be entitled to upon conversion.

            The Conversion Agent shall, on behalf of the Company, determine on a daily basis whether the Securities shall be convertible as a result of the occurrence of an event specified in clauses (i) and (ii) above and, if the Securities shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof.

            (b)(i)In the event that:

                         (A) the Company distributes to all holders of the Common Stock rights or warrants entitling them (for a period expiring within 60 calendar days of the Record Date for such distribution) to subscribe for or purchase Common Stock at a price per share of Common Stock less than the Sale Price of the Common Stock on the Trading Day immediately preceding the announcement of such distribution;

                         (B) the Company distributes to all holders of the Common Stock cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value of such distribution (together with all other distributions covered by this clause not triggering a conversion right during the preceding twelve months) per share of Common Stock exceeds 5% of the Sale Price of the Common Stock on the Trading Day immediately preceding the date of declaration of such distribution; or

                         (C)   a Fundamental Change occurs,

then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be, in the case of clause (A) or (B), not less than 20 calendar days prior to the Ex-Dividend Time for such distribution, or, in the case of clause (C), within 20 Business Days of the occurrence of the Fundamental Change, until 5:00 p.m., New York City time, on, in the case of clause (A) or
(B), the earlier of the Business Day immediately preceding the Ex-Dividend Time and the date the Company announces that such distribution will not be effected or, in the case of clause (C), the 40th calendar day after the Company's delivery of the notice of the Fundamental Change; PROVIDED, that in the case of clause (C), such conversion rights shall not limit any conversion rights provided in Section 12.1(b)(ii); and PROVIDED, however, that in the case of clauses (A) and (B), a Holder of Securities may not surrender Securities for conversion if the Holder will otherwise participate in such distribution without conversion.

                  (ii) In addition, in the event that the Company consolidates or merges with or into another person, is a party to a binding share exchange or combination of the Company with another person or sells or conveys all or substantially all of the assets and properties of the Company and its Subsidiaries on a consolidated basis to another person pursuant to which the Common Stock would be converted into cash, securities and/or other property as set forth in Section 12.4, then the Securities may be surrendered for conversion at any time from and after the date that is 15 calendar days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 calendar days after the actual date of such transaction.

            (c) Whenever the Securities shall become convertible pursuant to this Section 12.1, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 13.2, and the Company shall also publicly announce such information and publish it on the Company's website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            Section 12.2. CONVERSION PROCEDURE; CONVERSION RATE; FRACTIONAL SHARES.

            (a) Subject to Section 12.13, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/10,000th of a share).

            The Conversion Agent shall notify the Company when it receives a Conversion Notice. Pursuant to Section 12.13, the Company shall determine the number of Common Stock and/or the amount of cash, if any, that the Holder that submitted the Conversion Notice is entitled to receive upon surrender of the Securities covered by that Conversion Notice. If the Company elects to settle in Common Stock only, a certificate for the number of full shares of Common Stock into which the Securities are converted (and cash in lieu of fractional shares) will be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, as soon as practicable after the Company issues its notification of its chosen method of settlement, in accordance with Section
12.13. If the Company elects to settle in cash or a combination of cash and Common Stock, the cash and, if applicable, a certificate for the number of full shares of Common Stock into which the Securities are converted (and cash in lieu of fractional shares) will be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, in accordance with
Section 12.13. Notwithstanding the foregoing, the Company shall not be required to deliver certificates for Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

            No cash payment of accrued and unpaid interest or Additional Interest will be paid by the Company on a converted Security, except as described in Section 12.9. Accrued and unpaid interest and Additional Interest, if any, will be deemed to be paid in full with the shares of Common Stock issued or cash paid upon conversion, rather than deemed cancelled, extinguished or forfeited.

            If the Common Stock, cash or combination of Common Stock and cash received upon conversion of a Security pursuant to this Article XII does not include cash sufficient to comply with the United States federal withholding tax obligations imposed by the Code with respect to accrued and unpaid interest on the Securities payable to the beneficial owner of such Security, the Company may, to the extent required by applicable law, recoup or set-off such liability against either the Common Stock to be issued upon conversion to such beneficial owner or any actual cash dividends or distributions subsequently made with respect to such Common Stock to such beneficial owner.

            In the event of a Fundamental Change, if a Holder has submitted any or all of its Securities for repurchase, a Holder's conversion rights on the Securities so subject to repurchase will expire at 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date. Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder's right to require the Company to repurchase such Security may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 4.2 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

            (b) Before any Holder shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Security (the "CONVERSION NOTICE") that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000 principal amount) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued. Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest or Additional Interest, if any, on the Securities, as provided in
Section 12.9, and all taxes or duties, if any, as provided in Section 12.8.

            If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

            If Common Stock to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder must deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. The Company shall not be required to issue Common Stock upon conversion of any such Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Security in the name of a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification.

            (c) A Security shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the date on which all of the conversion requirements set forth in this Section 12.2(b) have been satisfied, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of 5:00 p.m., New York City time, on such date.

            (d) In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 12.8), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

            Section 12.3.   Adjustment of Conversion Rate for Common Stock.
                            ----------------------------------------------

            The Conversion Rate shall be adjusted from time to time as follows:

            (a) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date next following the Record Date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction:

      (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

      (ii) the denominator of which shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution.

                  Such increase shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this
Section 12.3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

            (b) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of increased Common

Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased.

                  Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

            (c) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Securities are outstanding, issue rights or warrants for a period expiring within 60 calendar days (other than any rights or warrants referred to in Section 12.3(d)) to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Sale Price of the Common Stock on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible, exchangeable or exercisable into Common Stock as equal to (x) the sum of (A) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (B) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

            (i) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares of Common Stock (or convertible, exchangeable or exercisable securities) that the aggregate offering price of the total number of shares of Common Stock (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible, exchangeable or exercisable securities so offered) would purchase at such Sale Price of the Common Stock; and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable).

                  Such increase shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed.

                  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be the Fair Market Value of such consideration.

            (d) (A) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock are not changed or exchanged), shares of its Capital Stock (other than any dividends or distributions to which Section 12.3(a) applies), evidences of its Indebtedness or other non-cash assets or rights or warrants, but excluding (i) dividends or distributions of shares of Common Stock referred to in Section 12.3(a), (ii) rights or warrants referred to in Section 12.3(c),
(iii) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, binding share exchange, sale or conveyance to which Section 12.4 applies and (iv) dividends and distributions paid exclusively in cash referred to in Section 12.3(e) (such included shares of Capital Stock, evidences of its indebtedness or other non-cash assets or rights or warrants being distributed hereinafter in this Section 12.3(d) called the "DISTRIBUTED ASSETS"), then, in each such case, subject to paragraph (C) of this Section 12.3(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

            (i) the numerator of which shall be the Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such Record Date) (determined as provided in Section 12.3(h)), on such Record Date; and

            (ii)  the denominator of which shall be such Current Market Price.

                  Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

                  (B) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "REFERENCE PERIOD") used in computing the Current Market Price pursuant to Section 12.3(h) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

                  (C) Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Capital Stock of the Company (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock (a "RIGHTS PLAN") shall be deemed not to have been distributed for purposes of this Section 12.3(d) (and no adjustment to the Conversion Rate under this Section 12.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 12.3(d):

            (i) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

            (ii) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

                         (D)   For purposes of this Section 12.3(d) and Sections
12.3(a), 12.3(b) and 12.3(c), any dividend or distribution to which this Section 12.3(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision or combination of shares of Common Stock to which Section 12.3(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.3(c) applies (or any combination thereof), shall be deemed instead to be:

            (i) a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.3(a), 12.3(b) and 12.3(c) apply, respectively (and any Conversion Rate increase required by this Section 12.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

         (ii) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 12.3(a), 12.3(b) and 12.3(c) with respect to such dividend or distribution shall then be made), except:

            (1) the Record Date of such dividend or distribution shall be substituted as (i) "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 12.3(a), (ii) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 12.3(b), and (iii) as "the date fixed for the determination of shareholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the shareholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 12.3(c); and

            (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 12.3(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

            (e) In the event any such distribution consists of shares of Capital Stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "SPIN-OFF"), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Common Stock on the same Trading Day.

            (f) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding Common Stock, cash (excluding any cash that is distributed upon a reclassification, consolidation, merger, binding share exchange, sale or conveyance to which Section 12.4 applies, but including quarterly cash dividends), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business of such Record Date by a fraction:

            (i) the numerator of which shall be equal to the Current Market Price on such Record Date, less the full amount of cash so distributed with respect to one share of Common Stock; and

            (ii) the denominator of which shall be equal to the Current Market Price on such Record Date.

                  Notwithstanding the foregoing, adjustments to the Conversion Rate resulting from quarterly cash dividends may not cause the Conversion Rate (as adjusted for any other adjustment) to exceed the quotient obtained by dividing $1,000 by the Sale Price of the Common Stock on the Trading Day immediately preceding the initial Issue Date.

            (g) In case the Company or any of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer for Common Stock (other than an offer to purchase made solely pursuant to Rules 13e-4(h)(3) or (5) of the Exchange Act), then and in each such case, immediately prior to the opening of business on the day following the last time (the "EXPIRATION TIME") tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as it may be amended), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of the business of the date of the Expiration Time by a fraction:

            (i) the numerator of which shall be the (x) the product of (i) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time times (ii) the Current Market Price of the Common Stock at the Expiration Time less (y) the Fair Market Value of the aggregate consideration paid to shareholders for shares tendered or exchanged; and

            (ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

            Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such (or such portion of the) tender offer or exchange offer had not been made. If the application of this
Section 12.3(g) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 12.3(g).

            (h) For purposes of this Article XII, the following terms shall have the meanings indicated:

            "CURRENT MARKET PRICE" on any date means the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; PROVIDED, HOWEVER, that if:

            (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a),
      (b), (c), (d), (e), (f) or (g) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

            (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), (b), (c), (d), (e), (f) or (g) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

            (iii) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.3(d), (f) or
      (g)) of the evidences of Indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 12.3(g), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), (b), (c), (d),
(e), (f) or (g) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

            (i) with respect to any issuance or distribution, means the first date on which the Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

            (ii) with respect to any subdivision or combination of Common Stock, means the first date on which the Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

            (iii) with respect to any tender offer or exchange offer, means the first date on which the Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 12.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

            "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's length transaction, as determined by the Board of Directors, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Securities.

            "RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            (i) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time if such period is at least 20 calendar days and the Board of Directors determines, in good faith and absent manifest error, that such increase would be in the best interest of the Company. Any such determination by the Board of Directors shall be final and binding on holders of the Securities. In addition, the Company may also increase the Conversion Rate, to the extent permitted by applicable law, if the Board of Directors determines that such increase is advisable to avoid or diminish taxation to holders of Common Stock for United States Federal income tax purposes as a result of any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above. Whenever the Conversion Rate is increased pursuant to the preceding sentences, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register of the Securities maintained by the Registrar, at least 15 calendar days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.

            (j) In any case in which this Section 12.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the notice referred to in Section 12.5) issuing to the Holder of any Securities converted after such Record Date the Common Stock issuable upon such conversion over and above the Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Common Stock upon the occurrence of the event requiring such adjustment.

            (k) All calculations under this Section 12.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such rate. Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

            (l) To the extent that the Company has a Rights Plan in effect upon the conversion of the Securities into Common Stock only or a combination of cash and Common Stock, with respect to the conversion consideration payable in Common Stock, a Holder will receive, in addition to the Common Stock, the rights under the Rights Plan, whether or not the rights have separated from the Common Stock. To the extent that the Company has a Rights Plan in effect upon conversion of the Securities into cash, with respect to the conversion consideration payable in cash, a Holder will not receive any rights under the Rights Plan or other consideration in respect thereof.

            (m) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than Common Stock into which the Securities originally were convertible, the Conversion Rate with respect to such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through
(l) of this Section 12.3, and the provision of Sections 12.1, 12.2 and 12.4 through 12.10 with respect to the Common Stock shall apply on like or similar terms to any such other shares (including, without limitation, the determination of whether the conditions to conversion provided in Section 12.1 have been satisfied). In the event that the Conversion Rate is required to be adjusted pursuant to this Section 12.3 during any period referred to in Sections 12.1(a)(i) and (ii), the Sale Price for each Trading Day during such period shall, to the extent necessary, be adjusted to reflect the effects of such adjustment pursuant to this Section 12.3.

            (n) No adjustment shall be made pursuant to this Section 12.3 if (i) the effect thereof would be to reduce the Conversion Price below the par value of the Common Stock or (ii) any dividend, distribution or issuance that would otherwise give rise to an adjustment pursuant to this Section 12.3 is made or paid to all Holders of the Securities at the time of such dividend, distribution or issuance.

            Section 12.4.   Consolidation or Merger of the Company.
                            --------------------------------------

      If any of the following events occurs, namely:

            (a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

            (b) any merger, consolidation, binding share exchange or combination of the Company with or into another person as a result of which holders of Common Stock shall be entitled to receive Capital Stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

            (c) any sale or conveyance to any other person of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis as a result of which holders of Common Stock shall be entitled to receive Capital Stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Securities shall be convertible into the kind and amount of shares of Capital Stock, other securities or other property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, binding share exchange, sale or conveyance (PROVIDED, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, binding share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 12.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, binding share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII and, to the extent applicable, reflect the types of adjustments provided for in Section 12.3(m). If, in the case of any such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the Fundamental Change repurchase rights set forth in Article IV.

            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, mergers, consolidations, binding share exchanges, combinations, sales and conveyances.

            If this Section 12.4 applies to any event or occurrence, Section
12.3 shall not apply.

            Section 12.5.   Notice of Adjustment.
                            --------------------

            Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

            (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Chief Financial Officer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

            (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in
      Section 13.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            Section 12.6.   Notice in Certain Events.
                            ------------------------

            In case of:

            (a) a consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiary on a consolidated basis to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act); or

            (b) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

            (c) any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 13.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

            (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this Article XII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or

            (y) the date on which any reclassification, consolidation, merger, sale, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this Article XII is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease or other disposition, dissolution, liquidation or winding up.

            Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 12.6.

            Section 12.7.   Company To Reserve Stock; Registration; Listing.
                            -----------------------------------------------

            (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such shares of Common Stock at any time (assuming that, at the time of the computation of such number of Common Stock, all such Securities would be held by a single Holder). The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 12.8, taxes with respect to the issue thereof.

            (b) Except with respect to shares issued upon conversion of a Transfer Restricted Security prior to the second anniversary of the initial Issue Date, if any shares of Applicable Stock which would be issuable upon conversion of Securities hereunder (including, without limitation, in connection with any transaction referred to in Section 12.4) require registration with or approval of any governmental authority before such shares may be issued upon such conversion, the Company shall use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be, or to cause such shares not to be Transfer Restricted Securities. In addition, in connection with any transaction referred to in Section 12.4, the Company and any parent company of the Company required to issue Capital Stock upon conversion of a Security shall take such actions as are required to entitle the Company or such parent company, as the case may be, to rely on Section 3(a)(9) of the Securities Act in connection with conversion of the Securities without extending any holding periods under Rule 144 or otherwise permit such Capital Stock issued upon conversion of the Securities to be resold without requiring registration thereof under the Securities Act.

            (c) So long as the Common Stock shall be listed on the NYSE, the Company shall use its reasonable best efforts, if permitted by the rules of the NYSE, to list and keep listed all shares of Common Stock issuable upon conversion of the Securities, and the Company shall use its reasonable best efforts to list the shares of Common Stock to be delivered upon conversion of the Securities prior to such delivery on any other national securities exchange upon which the Common Stock is listed at the time of such delivery.

            Section 12.8.   Taxes on Conversion.
                            -------------------

            The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Securities pursuant hereto; PROVIDED, HOWEVER, that the Company shall not be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

            Section 12.9.   Conversion After Regular Record Date.
                            ------------------------------------

            Except as provided in the succeeding paragraph, upon conversion, the Holder of such Securities shall not be entitled to receive any accrued and unpaid interest or Additional Interest, if any.

            If any Securities are surrendered for conversion after 5:00 p.m., New York City time, on any Regular Record Date but prior to 9:00 a.m., New York City time, on the corresponding Interest Payment Date, the Holder of such Securities at 5:00 p.m., New York City time, on such Regular Record Date shall receive the interest and Additional Interest, if any, payable on such Securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date shall be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest and Additional Interest, if any, payable on such interest payment date on the Securities being surrendered for conversion.

            Section 12.10.  Company Determination Final.
                            ---------------------------

            Any determination that the Company or the Board of Directors must make pursuant to this Article XII shall be set forth in a Board Resolution, shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Securities.

            Section 12.11.  Responsibility of Trustee for Conversion Provisions.
                            ---------------------------------------------------

            The Trustee has no duty to determine when an adjustment under this
Article XII should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article XII. Each

Conversion Agent other than the Company shall have the same protection under this Section 12.11 as the Trustee.

            The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

            Section 12.12.  Unconditional Right of Holders to Convert.
                            -----------------------------------------

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article XII and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

            Section 12.13. OPTION TO SATISFY CONVERSION OBLIGATION WITH CASH, COMMON STOCK OR COMBINATION THEREOF.

            (a) If the Company receives any Holder's Conversion Notice on or prior to the day that is 31 Trading Days prior to the Stated Maturity (the "FINAL NOTICE DATE"), then the Company shall notify the Holder through the Trustee, at any time on or before the date that is three Trading Days following receipt of the Conversion Notice required pursuant to Section 12.2 (such period, the "SETTLEMENT NOTICE PERIOD") of the method the Company chooses to settle its obligation upon conversion (the "CONVERSION OBLIGATION"). If the Company elects to settle its Conversion Obligation in a combination of cash and Common Stock, the Company shall specify both the percentage of the principal amount of Securities surrendered for conversion that it will pay in cash and the percentage of the excess (the "EXCESS AMOUNT"), if any, of the Conversion Obligation relating to the Securities surrendered for conversion over the principal amount of the Securities surrendered for conversion that it will pay in cash. The remainder of its Conversion Obligation will be settled in shares of Common Stock (except that cash will be paid in lieu of issuing any fractional shares). The Company shall treat all Holders converting on the same Trading Day in the same manner and the Company shall not have any obligation to settle Conversion Obligations arising on different Trading Days in the same manner.

            If the Company timely elects to pay cash for any portion of the Conversion Obligation, the Holder may retract the Conversion Notice at any time during the two Trading Day period beginning on the Trading Day after the Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"); PROVIDED, that no such retraction can be made (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). Settlement in Common Stock only will occur in accordance with Section 12.2(a). If the Conversion Notice has not been retracted, then settlement in cash or in a combination of cash and Common Stock will, subject to Section 12.13(c), occur on the third Trading Day following the final Trading Day of the 20 Trading Day period beginning on the third Trading Day following the final Trading Day of the Conversion Retraction Period (the "CASH SETTLEMENT AVERAGING PERIOD"), assuming all of the other requirements have been satisfied by such Holder.

            Settlement amounts will be computed as follows (subject to the provisions of the second and third paragraph of Section 12.1(a) in connection with conversions upon satisfaction of the Note Price Conditions prior to satisfaction of the Common Stock Price Condition and conversions during a Registration Default Period):

                  (i) if the Company elects to satisfy the entire Conversion Obligation in Common Stock, the Company will deliver to such Holder a number of shares of Common Stock equal to (1) the aggregate original principal amount of Securities to be converted divided by 1,000, multiplied by (2) the Conversion Rate;

                  (ii) if the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to such Holder cash in an amount equal to the product of:

            (1) a number equal to (x) the aggregate original principal amount of Securities to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and

            (2) the arithmetic average of the Closing Prices of Common Stock during the Cash Settlement Averaging Period; and

                  (iii) if the Company elects to satisfy a portion of the Conversion Obligation in cash (the "CASH AMOUNT") (excluding any cash paid for fractional shares) and a portion of the Conversion Obligation in Common Stock, the Company will deliver to such Holder:

            (1) the Cash Amount equal to the aggregate principal amount of Securities to be converted multiplied by the percentage of such principal amount to be satisfied in cash, and if greater than zero, the product of
      (x) the amount of cash that would be paid pursuant to clause (ii) above minus the aggregate principal amount of the Securities surrendered for conversion, and (y) the percentage of the Excess Amount to be satisfied in cash; plus

            (2) the number of shares of Common Stock equal to (x) the number of shares of Common Stock that would be issued pursuant to clause (i) above minus (y) the number of shares of Common Stock equal to the quotient of the Cash Amount divided by the arithmetic average of the Closing Prices of the Common Stock during the Cash Settlement Averaging Period.

Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder's right to require the Company to repurchase such Security may be converted as described in this Section 12.13(a) only if such notice of exercise is withdrawn in accordance with Section 4.2 prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

            (b) The Company shall settle all of its Conversion Obligations arising after the Final Notice Date in the same manner. On or prior to the Final Notice Date, the Company shall notify the Holders through the Trustee of the method it chooses to settle any Conversion Obligations arising after the Final Notice Date. If the Company elects to settle any Conversion Obligations arising after the Final Notice Date in a combination of cash and Common Stock, the Company shall specify both the percentage of the principal amount of Securities surrendered for conversion that it will pay in cash and the percentage of the Excess Amount that it will pay in cash. The remainder of any Conversion Obligation arising after the Final Notice Date shall be settled in shares of Common Stock (except that cash will be paid in lieu of issuing any fractional shares). All Conversion Notices received after the Final Notice Date shall be irrevocable.

            Settlement of Conversion Obligations arising after the Final Notice Date in Common Stock will occur in accordance with Section 12.2(a). Subject to
Section 12.13(c), settlement of Conversion Obligations arising after the Final Notice Date in cash or in a combination of cash and Common Stock will occur at the Stated Maturity. The settlement amount of Common Stock, cash or combination of cash and Common Stock in satisfaction of Conversion Obligations arising after the Final Notice Date will be computed in the same manner as set forth in
Section 12.13(a), except that the "Cash Settlement Averaging Period" will be the 20 Trading Day period beginning on the date that is the 23rd Trading Day prior to the Stated Maturity.

            (c) If any Trading Day during a Cash Settlement Averaging Period is not an Undisrupted Trading Day, then determination of the price for that day will be delayed until the next Undisrupted Trading Day on which a pricing is not otherwise observed and such day will not count as one of the 20 Trading Days that constitute the Cash Settlement Averaging Period. If this results in a price being observed later than the eighth Trading Day after the last of the original 20 Trading Days in the Cash Settlement Averaging Period, then the Company will determine all prices for all delayed and undetermined prices on that eighth Trading Day based on its good faith estimate of the value of the Common Stock on that date. In the event that any Trading Day during the Cash Settlement Averaging Period beginning on the date that is the 23rd Trading Day prior to the Stated Maturity is not an Undisrupted Trading Day, settlement will occur after the Stated Maturity.

                                  ARTICLE XIII

                                  MISCELLANEOUS

            Section 13.1.   Trust Indenture Act Controls.
                            ----------------------------

            If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA Section 318(c), such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall, to the extent permitted by the TIA, be deemed to apply.

            Section 13.2.   Notices.
                            -------

            Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

      if to the Company:

      FOR MAILING AND DELIVERY:

      Pharmaceutical Resources, Inc.
      One Ram Ridge Road
      Spring Valley, New York  10977
      Attn:  Secretary
      Facsimile No.: (914) 425-5097

      with a copy (that shall not constitute notice) to:

      Kirkpatrick & Lockhart LLP
      599 Lexington Avenue, 31st Floor
      New York, New York 10022
      Attention:  Stephen R. Connoni, Esq.
      Facsimile No.: (212) 536-3901

      if to the Trustee:

      American Stock Transfer & Trust Company
      59 Maiden Lane
      New York, New York 10038
      Attention:  Corporate Trust Department
      Facsimile No.:  (718) 331-1852

            The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

            If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

            Section 13.3.   Communication by Holders with Other Holders.
                            -------------------------------------------

            Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

            Section 13.4.   Certificate and Opinion as to Conditions Precedent.
                            --------------------------------------------------

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Section 13.5.   Statements Required in Certificate or Opinion.
                            ---------------------------------------------

            Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

            (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

            Section 13.6.   Separability Clause.
                            -------------------

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 13.7. RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

            The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

            Section 13.8.   Legal Holidays.
                            --------------

            If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

            Section 13.9.   Governing Law.
                            -------------

            This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

            Section 13.10.  No Recourse Against Others.
                            --------------------------

            No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

            Section 13.11.  Successors.
                            ----------

            All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            Section 13.12.  Multiple Originals.
                            ------------------

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                            PHARMACEUTICAL RESOURCES, INC.


                            By: /s/ Dennis J. O'Connor
                                --------------------------------------
                                Name: Dennis J. O'Connor
                                Title: Vice President, Chief
                                       Financial Officer and Secretary


                            AMERICAN STOCK TRANSFER & TRUST COMPANY,
                            As Trustee


                            By: /s/ Herbert J. Lemmer
                               ---------------------------------------
                               Name: Herbert J. Lemmer
                               Title: Vice President

                                    EXHIBIT A



                           [FORM OF FACE OF SECURITY]

            [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

            [THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE BY ACQUISITION HEREOF. THE HOLDER:

            (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
      (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR");

            (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO PHARMACEUTICAL RESOURCES, INC. (THE

      "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN, AND IN COMPLIANCE WITH, RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY AND/OR TRUSTEE OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

            (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(A), 2(C) OR 2(E) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.](2)

            [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

                         PHARMACEUTICAL RESOURCES, INC.

              2.875% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2010


 No. ___                                              CUSIP:  ________________

PHARMACEUTICAL RESOURCES, INC. a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof) promises to pay to _____________________, or registered assigns, the principal amount of _______________ Dollars ($_________) [, or such greater or lesser amount as is indicated in the records of the Trustee and the Depositary,](3) on September 30, 2010, and to pay interest thereon from September 30, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 30 and September 30 in each year (each, an "Interest Payment Date"), commencing on March 30, 2004, at the rate of 2.875% per annum, until the principal hereof is paid or made available for payment at September 30, 2010 or upon acceleration, or until such date on which the Securities are converted or repurchased as provided herein, and at the rate of 2.875% per annum on any overdue principal and on any overdue installment of interest and Additional Interest, if any. Except as otherwise provided herein or in the Indenture, the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at 5:00 p.m., New York City time, on the regular record date for such interest, which will be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a "Regular Record Date"). Any such interest and Additional Interest, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a "Special Record Date"), notice whereof will be given to Holders not less than 10 calendar days prior to such Special Record Date, or
(b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                        PHARMACEUTICAL RESOURCES, INC.


                              By:
                                  -------------------------------------
                              Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Securities referred to in the within-mentioned Indenture.


Dated:                        AMERICAN STOCK TRANSFER &
                              TRUST COMPANY, as Trustee


                              By:  _______________________________
                                   Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

              2.875% Senior Subordinated Convertible Notes due 2010

            This Security is one of a duly authorized issue of 2.875% Senior Convertible Notes due 2010 (the "Securities") of PHARMACEUTICAL RESOURCES, INC., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of September 30, 2003 (the "Indenture"), between the Company and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms, conditions and provisions of this Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to above unless otherwise indicated.

1.  Interest.
    --------

            Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

            If the Holder elects to require the Company to repurchase this Security pursuant to Section IV of the Indenture, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest and Additional Interest, if any, accrued and unpaid hereon to, but not including, the applicable Fundamental Change Repurchase Date will be paid to the same Holder to whom the Company pays the principal of this Security. Interest and Additional Interest, if any, accrued and unpaid hereon due at the Stated Maturity also will be paid to the same Holder to whom the Company pays the principal of this Security.

            Interest and Additional Interest, if any, on Securities converted after 5:00 p.m., New York City time, on a Regular Record Date but prior to 9:00 a.m., New York City time, on the corresponding Interest Payment Date will be paid to the Holder of the Securities on the Regular Record Date; PROVIDED, HOWEVER, that at the time that such Holder surrenders its Securities for conversion, such Holder must pay the Company an amount equal to the interest and Additional Interest, if any, that has accrued and will be paid on such Interest Payment Date.

            Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

            If the Conversion Rate is adjusted pursuant to Section 12.3 of the Indenture, to the extent such adjustment results in a constructive distribution to beneficial owners of Securities under Section 305 of the Code, the Company may, to the extent required by applicable law, recoup or set-off such liability against any cash payments made with respect to the Securities to such beneficial owners.

2. Method of Payment.
   -----------------

            Payment of the principal of and interest and Additional Interest, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest and Additional Interest, if any, on Certificated Securities in the aggregate principal amount of $5,000,000 or less will be made by check mailed to the address of the Person entitled thereto as such address appears in the Register and payment of interest and Additional Interest, if any, on Certificated Securities in the aggregate principal amount in excess of $5,000,000 will be made by wire transfer in immediately available funds at the election of such Holder. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer in immediately available funds to the account of the Depositary or its nominee.

3. Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent.
   ---------------------------------------------------------------------

            Initially, American Stock Transfer & Trust Company will act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Registrar, Conversion Agent or Bid Solicitation Agent without notice, other than notice to the Trustee; PROVIDED, that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee.

4. Indenture.
   ---------

            The Securities are general unsecured obligations of the Company limited to $200,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured, except that any Additional Senior Debt must be secured, as provided in the Indenture.

5. Redemption at the Option of the Company.
   ---------------------------------------

            The Securities may not be redeemed, in whole or in part, at any time prior to maturity.

6. Repurchase By the Company Upon a Fundamental Change.
   ----------------------------------------------------

            Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change of the Company in integral multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business

Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

            The Fundamental Change Repurchase Price will be paid in cash, subject to the terms and conditions of the Indenture.

            Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

            If cash sufficient to pay the Fundamental Change Repurchase Price of all Securities or portions thereof to be repurchased on the applicable Fundamental Change Repurchase Date is deposited with the Paying Agent, at 10:00 a.m., New York City time, on such Fundamental Change Repurchase Date, such Securities will cease to be outstanding and interest and Additional Interest, if any, on such Securities will cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Fundamental Change Repurchase Price upon surrender of such Security.

7. Conversion.
   ----------

            Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion set forth in Section 12.1 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into, subject to Section 12.13 thereof and except in connection with conversions following satisfaction of the Note Price Conditions under the circumstances described below and except in connection with conversions during a Registration Default Period following satisfaction of any of the conditions to conversion as described below, fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect on the date of conversion. As provided in Section 12.13 of the Indenture, upon conversion, the Company may choose to deliver, in lieu of Common Stock, cash or a combination of cash and Common Stock in accordance with the Indenture.

            The initial Conversion Rate is 11.2660 shares of Common Stock per $1,000 principal amount of Securities and is subject to adjustment in certain events as provided in the Indenture.

            With respect to any conversion of a Security following satisfaction of the Note Price Conditions prior to the satisfaction of the Common Stock Price Condition, a Holder shall be entitled to, subject to Section 12.13 of the Indenture, a number of shares of Common Stock equal to the lesser of (a) the product of the principal amount of such Security divided by 1,000 multiplied by the Conversion Rate then in effect or (b) the quotient obtained by dividing the principal amount of such Security by the Sale Price of the Common Stock on the Trading Day immediately before the date of conversion.

            With respect to any conversion of a Security during a Registration Default Period following satisfaction of any of the conditions to conversion described in Section 12.1 of the Indenture (and during the prescribed time periods in respect thereof), a Holder shall be entitled to, subject to Section

12.13, 103% of the number of shares of Common Stock that the Holder would have otherwise be entitled to upon conversion.

            The Company will notify Holders of any satisfaction of the conditions to conversion triggering the right to convert the Securities as specified above in accordance with the Indenture.

            To surrender a Security for conversion, a Holder must, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay all funds required, if any, relating to interest or Additional Interest, if any, and any transfer or similar tax or duties, if required.

            No fractional share of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

            Except as provided in Section 1 hereof, upon conversion, no cash payment will be made for accrued and unpaid interest or Additional Interest, if any. Accrued and unpaid interest and Additional Interest, if any, will be deemed to be paid in full with the shares of Common Stock issued or cash paid or combination of shares of Common Stock issued or cash paid upon conversion, rather than deemed cancelled, extinguished or forfeited.

            Except as described in Section 12.3 of the Indenture, no payment or other adjustment for distributions or dividends on any Common Stock issued upon conversion of the Securities will be made.

            A Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising the right of such Holder to require the Company to repurchase such Security may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

            If the Common Stock, cash or combination of Common Stock and cash received from the Company upon conversion of a Security does not include cash sufficient to comply with the United States federal withholding tax obligations imposed by the Code with respect to accrued and unpaid interest on the Securities payable to the beneficial owner of such Security, the Company may, to the extent required by applicable law, recoup or set-off such liability against either the Common Stock to be issued upon conversion to such beneficial owner or any actual cash dividends or distributions subsequently made with respect to such Common Stock to such beneficial owner.

            If the Company (i) reclassifies the Common Stock, (ii) is a party to a consolidation, merger or binding share exchange or (iii) sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any Person or group of affiliated Persons, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities or cash of the Company or such other Person, in each case in accordance with the Indenture.

8. Denominations; Transfer; Exchange.
   ---------------------------------

            The Securities shall be issued in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities in respect of which a Fundamental Change Repurchase Notice has been given and not withdrawn.

9. Persons Deemed Owners.
   ---------------------

            The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10. Unclaimed Money or Securities.
    -----------------------------

            The Trustee and the Paying Agent shall return to the Company upon written request any cash held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. Subordination.
    -------------

            The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

12. Amendment; Waiver.
    -----------------

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Securities.

            Without the consent of any Securityholder, the Company and the Trustee may jointly amend the Indenture or the Securities to (a) add to the covenants of the Company for the benefit of the Holders of Securities; (b) surrender any right or power herein conferred upon the Company; (c) provide for conversion rights of Holders of Securities if there occurs any reclassification of the Common Stock, any consolidation or merger, or sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis; (d) provide for the assumption of the Company's obligations to the Holders of Securities if there occurs any merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture; (e) increase the Conversion Rate; PROVIDED, HOWEVER, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account tax and other consequences of such increase); (f) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (g) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; PROVIDED, HOWEVER, that such changes or modifications pursuant to this clause (g) do not, in the good faith determination of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities in any material respect; (h) cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with any of the provisions of the Indenture; PROVIDED, HOWEVER, that such changes or modifications pursuant to this clause (h) do not, in the good faith determination of the Board of Directors of the Company (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Securities in any material respect; and (i) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and that will not adversely affect the interests of the Holders of Securities in any respect.

            Notwithstanding the foregoing, no modification or amendment may be made to the subordination provisions in Article V of the Indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

13. Defaults and Remedies.
    ---------------------

            If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal of all the Securities shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

14. Trustee Dealings with the Company.
    ---------------------------------

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. Calculations in Respect of Securities.
    -------------------------------------

            The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Sale Price of the Applicable Stock, the number of shares of Common Stock or other Applicable Stock and/or the amount of cash issuable or payable upon conversion and the amounts of interest and Additional Interest, if any, payable on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward such calculations to any Holder of the Securities upon the request of that Holder.

16. No Recourse Against Others.
    --------------------------

            No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

17. Authentication.
    --------------

            This Security shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or a duly authorized authentication agent) manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18. Abbreviations.
    -------------

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. INDENTURE TO CONTROL; GOVERNING LAW.
    -----------------------------------

            IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS SECURITY AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

            PHARMACEUTICAL RESOURCES, INC.
            One Ram Ridge Road
            Spring Valley, New York  10977
            Attn:  Secretary
            Facsimile No.  (201) 391-7693

20. Registration Rights.
    -------------------

            The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of September 30, 2003, between the Company and Bear, Stearns & Co. Inc., CIBC World Markets Corp. and U.S. Bancorp Piper Jaffray Inc., including the receipt of Additional Interest upon a registration default (as defined in such agreement).

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:


I or we assign and transfer this Security to


------------------------------------------------------------------------------
                   (Insert assignee's soc. sec. or tax ID no.)

------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                              Your Signature:


Date:  ____________________   ________________________________________________
                              (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:__________________________________
         Authorized Signatory

                                CONVERSION NOTICE


To convert this Security into Common Stock (or cash or a combination of Common Stock and cash, if the Company so elects) of the Company, check the box [ ]


To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):


If you want the stock certificate made out in another person's name fill in the form below:


------------------------------------------------------------------------------
               (Insert the other person's soc. sec. or tax ID no.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
          (Print or type the other person's name, address and zip code)

                              Your Signature:

Date:  ____________________   ________________________________________________
                              (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:__________________________________
         Authorized Signatory

                             TRANSFER CERTIFICATE(4)

            Re: 2.875% Senior Subordinated Convertible Notes due 2010
      (the "Securities") of Pharmaceutical Resources, Inc. (the "Company")

            This certificate relates to $_______ principal amount of Securities owned in (check applicable box)

            [_]  book-entry or      [_]  definitive form by ______________ (the
"Transferor").

            The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

            In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Sections
2.6 and 2.12 of the Indenture dated September 30, 2003 between the Company and American Stock Transfer & Trust Company, as trustee (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

            [_] Such Security is being acquired for the Transferor's own account, without transfer; or

            [_] Such Security is being transferred to the Company or a Subsidiary; or

            [_] Such Security is being transferred to a person that the Transferor reasonably believes is a "qualified institutional buyer" as defined in, and in compliance with, Rule 144A under the Securities Act; or

            [_] Such Security is being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act (if available); or

            [_] Such Security is being transferred pursuant to an effective registration statement under the Securities Act; or

            [_] Such Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act to an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to the transfer, furnishes to the Trustee such certifications and opinion of counsel required by the Company or the Trustee.

            The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security that is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can be made only pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer," as defined in Rule 144A, or an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).



DATE:                               ____________________________________
                                    Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

                                    Signature Guaranteed

                                    -------------------------------------
                                    Participant in a Recognized Signature

                                    EXHIBIT B

                     [FORM OF CERTIFICATE TO BE DELIVERED BY
                     TRANSFEREE IN CONNECTION WITH TRANSFERS
                     TO INSTITUTIONAL ACCREDITED INVESTORS]

                                                                          [DATE]


American Stock Transfer & Trust Company, as Trustee and Transfer Agent 59 Maiden Lane
New York, New York  10038
Attention:  Corporate Trust Department



            Re:   Pharmaceutical Resources, Inc.
                  -----------------------------

Ladies and Gentlemen:

            In connection with the undersigned's proposed purchase of $____________aggregate principal amount of 2.875% Senior Subordinated Convertible Notes due 2010 (the "Notes") of Pharmaceutical Resources, Inc. (the "Company") or _____________ shares of Common Stock of the Company issued upon conversion of the Notes, par value $.01 per share (the "Common Stock," and together with the Notes, the "Securities"), the undersigned confirms, represents and warrants that:

      (1) The undersigned is an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

      (2) (A) Any purchase of the Securities by the undersigned will be for the undersigned's own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which the undersigned exercises sole investment discretion, or (B) the undersigned is a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which the undersigned exercises sold investment discretion.

      (3) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of its investment in the Securities, and the undersigned and any accounts for which it is acting is each able to bear the economic risk of its or their investment.

      (4) The undersigned has been given an opportunity to ask questions and receive answers concerning the terms and conditions of the Securities and to obtain any additional information which the Company possesses or can acquire without reasonable effort or expense that is necessary to verify the accuracy of the information furnished.

      (5) The undersigned is not acquiring the Securities with a view to distribution thereof or with any present intention of offering or reselling any Securities, except as permitted below; PROVIDED, that the disposition of the undersigned's property and the property of any accounts for which the undersigned is acting as fiduciary will remain at all times within the undersigned's control.

      (6) The undersigned understands that the Securities have not been registered under the Securities Act or any applicable state securities laws.

      (7) The undersigned agrees, on its own behalf and on behalf of each account for which the undersigned acquires any Securities, that if in the future the undersigned decides to resell or otherwise transfer such Securities within two years after the original issuance of the Notes, such Securities may be resold or otherwise transferred only:

                  (A)   to the Company or any subsidiary thereof;

                  (B) with respect to Notes only, to a person whom the purchaser reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) and otherwise in compliance with Rule 144A under the Securities Act;

                  (C) pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act (if available);

                  (D) pursuant to an exemption from the registration requirements of the Securities Act to an Institutional Accredited Investor that, prior to such transfer, furnishes to you (and/or the Transfer Agent, as the case may be) a signed letter substantially in the form of this letter, a transfer certificate substantially in the form provided in the Indenture and an opinion of counsel; or

                  (E) pursuant to a registration statement which has been declared effective under the Securities Act and continues to be effective at the time of such transfer.

      The undersigned further agrees to provide to any person purchasing any of the Securities from us a written notice advising such purchaser that resales of the Securities are restricted as stated herein.

      (8) The undersigned understands that the Securities purchased by the undersigned will bear a legend to the foregoing effect.

            Each of the Company, the Trustee or the Transfer Agent, as the case may be, and the initial purchasers of the Securities are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,



                                    By:______________________________________
                                    Name:
                                    Title:
                                    Address:

                                    EXHIBIT C



                         FORM OF RESTRICTIVE LEGEND FOR
                     COMMON STOCK ISSUED UPON CONVERSION(5)

            THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE BY ACQUISITION HEREOF. THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
      (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR");

                  (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED, RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO PHARMACEUTICAL RESOURCES, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (C) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (IF AVAILABLE) TO ANY INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER & TRUST COMPANY AS TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR TRANSFER AGENT OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(A), 2(B) OR 2(D) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

            THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.


--------
(1)   This legend should be included only if the Security is a Global Security.

(2) This legend should be included only if the Security is a Transfer Restricted Security.

(3)   This phrase should be included only if the Security is a Global Security.

(4) This certificate should only be included if this Security is a Transfer Restricted Security.

(5) This legend should be included only if the Security is a Transfer Restricted Security.

                                      C-2